Exhibit 4.4

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into as of September 25, 2020, by and among:

(1)	Ruipeng Pet Group Inc., a company duly incorporated and validly existing under the Laws of Cayman Islands (the “Company”),

(2)	the Persons listed in Schedule I(A) attached hereto (each a “Class A Ordinary Member”, and collectively, the “Class A Ordinary Members”),

(3)

the Persons listed in Schedule I(B) attached hereto (each, a “Class B Ordinary Member”, and collectively, the “Class B Ordinary Members”, and together with the Class A Ordinary Members, the “Members” and each, a “Member”),

(4)	the entities listed in Schedule I(C) attached hereto (each, a “Major Subsidiary”, and collective, the “Major Subsidiaries”),

(5)	the natural persons listed in Schedule I(D) attached hereto (each, a “Ruipeng Management Member”, and collectively “Ruipeng Management Members”); and

(6)

each other Person who, after the date hereof, has executed and delivered a Deed of Adherence (as defined below) and become a party to this Agreement in accordance with the terms herein and therein (collectively, the “New Joining Parties” and each, a “New Joining Party”).

Each of the above is referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.

Each of the Class B Ordinary Member has agreed to purchase from the Company, and the Company has agreed to issue to each Class B Ordinary Member, certain Class B Ordinary Shares (as defined below) and/or certain CLASS B Warrant (as defined below) on the terms and conditions set forth in the Class B Ordinary Share and Warrant Purchase Agreement dated September 8, 2020 by and among the Company, the Class B Ordinary Members and certain other parties named therein (the “Class B Ordinary SPA”).

B.	The Class B Ordinary SPA provides that the execution and delivery of this Agreement shall be a condition precedent to the consummation of the transaction contemplated thereunder.

C.	The Class B Ordinary Members desire to enter into this Agreement and to accept the rights, covenants and obligations hereunder.

D.

The Company, the Class A Ordinary Members and the other parties named thereto are parties to that certain shareholders’ agreement of the Company dated December 3, 2019 (the “Prior Shareholders’ Agreement”).

E.

The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein. This Agreement shall supersede the Prior Shareholders’ Agreement in its entirety, and the Prior Shareholders’ Agreement shall terminate and have no further force or effect as of the Class B Ordinary Closing Date.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1. Definitions. In addition to the words and expressions defined elsewhere in this Agreement, the following words and expressions have the meanings as follows

“Affiliate” means (i) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person; and (ii) in the case of a natural person, any other Person that directly or indirectly is Controlled by such Person, or a Relative of such Person or any other Person that directly or indirectly Controlled by a Relative of such Person.

“Applicable Law(s)”, or “Law(s)” means, with respect to any Person, any public, effective and applicable treaties, laws, administrative regulations, local regulations, rules, judicial interpretations, judgment, rulings, arbitral awards and other administrative, normative documents which are binding upon such Person or the asset(s) of such Person.

“Articles” means the Memorandum of Association of the Company and the Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Asset” means any tangible or intangible asset, right and privilege of any nature (including rights relating to the Intellectual Property).

“Board” or “Board of Directors” means the board of directors of the Company.

“Boehringer Ingelheim” means Boehringer Ingelheim Animal Health Participations GmbH, together with its permitted transferees, assignees and successors.

“Business Day” means any day that is not a Saturday, a Sunday, a public holiday or a day on which date commercial banks in the PRC, Cayman Islands or Hong Kong Special Administrative Region are closed.

“Class A Ordinary Shares” means the Class A ordinary shares of the Company, par value US$0.000001 each, with the rights and privileges as set forth in the Articles and this Agreement.

“Class B Ordinary Shares” means the Class B ordinary shares of the Company, par value US$0.000001 each, with the rights and privileges as set forth in the Articles and this Agreement. For purposes of this Agreement, any reference to the number or percentage of “outstanding Class B Ordinary Shares” or “Class B Ordinary Shares” shall also include the Warrant Shares assuming full exercise of the CLASS B Warrants.

“Class B Ordinary Closing Date” means “Closing Date” as defined in section 2.1 of the Class B Ordinary SPA.

“Class B Ordinary Share Issue Price” means US$0.32521803, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to such a Class B Ordinary Share.

“CLASS B Warrant” shall bear the meaning set forth in section 4.2(b)(ii) of the Class B Ordinary SPA.

“Confidential Information” means (i) information about the organization, business, technology, finances, customers, suppliers, transactions or affairs of the Group or a Party, or about their respective directors, officers or employees (whether that information is provided in writing, orally or otherwise before, on or after the date of this Agreement); (ii) terms of this Agreement and the identity of the Parties and their respective Affiliates; and (iii) information or materials prepared by a Party or its Representative (as defined below), which contains or otherwise reflects Confidential Information or which is generated by the Confidential Information.

“Control” of a given Person means (i) holding 50% or more of the issued shares, other equity interest or registered capital of that Person or (ii) the power or authority, to determine the management and policies of such Person, whether through the ownership of more than fifty percent (50%) voting right of that Person, through the voting proxy of more than fifty percent (50%) voting right of that Person, through the power to control the composition of a majority of the board of directors of such Person or through contractual arrangement or other means; the term “Person” in this definition does not refer to a natural person.

“Deemed Liquidation Event” means: (a) any transaction, whether by sale, lease, transfer, assignment or other means, pursuant to or as a result of which all or substantially all of the Assets of the Group Companies are disposed; (b) any transaction, whether by sale, association, consolidation, restructuring, merger or amalgamation, pursuant to or as a result of which the existing shareholders of the Company immediately before the consummation of such transaction do not retain more than fifty percent (50%) of the voting rights immediately after such transaction; or (c) the exclusive licensing of all or substantially all of the Intellectual Property of the Group Companies to a third party.

“Equity Securities” means, with respect to a Person, any equity interest, shares, preference shares, shareholder interest, partnership interest, registered capital interest, joint venture interest and any other ownership interest, and any option, warrant, or other right or securities which can be directly or indirectly converted into or are exercisable or exchangeable for any of the foregoing. Any “equity interest” or “equity securities” of a Person shall include the Equity Securities unless otherwise it becomes illogical to interpret within the context. For the purpose of this definition, a Person does not include a natural person.

“Governmental Authority” means any competent government or its affiliated institution, department, court or arbitral tribunal and the supervising authority of the stock exchange.

“Group Companies” or “Group” shall bear the meaning of “Group Companies” as set forth in the Class B Ordinary SPA, and a “Group Company” shall mean any of the Group Companies.

“Hillhouse” means HH Skyfield Holdings Inc., HCBN Investment Holdings, Ltd. and 天津高瓴诺远企业管理咨询合伙企业（有限合伙）, collectively; and “Hillhouse Chairman” shall bear the meaning as set forth in Section 3.2(ii) hereof.

“Identified Competitor” means any Person which operates under any brand set forth in Schedule V hereof, which list shall not exceed ten (10) brands and may be updated once in every twelve (12) consecutive months (provided that: (i) such update shall be made in good faith and shall only include a brand whose primary business is in material competition with the Group’s Main Business, and (ii) the list shall not include any Class B Ordinary Member or its Affiliates for so long as such Class B Ordinary Member or Affiliate does not hold more than twenty percent (20%) in any brand or Person whose primary business is in material competition with the Group’s Main Business), as notified by the Board to the Parties in writing.

“Intellectual Property” means patents, trademarks, service logos, registration designs, domain names, utility models, copyrights, inventions, confidential information, trade secrets, proprietary production processes and equipment, brand names, database rights, trade names, other similar rights and any of the above interests (whether registered or not) in any country, and shall include the application of granting any of the above-mentioned items and the right to apply for them in any part of the world.

“IPO” means an initial public offering of the ordinary shares of the Company.

“Liquidation Event” means any of the following events: (i) a liquidation, dissolution or winding up of the Company and/or its Subsidiaries; provided that a liquidation, dissolution or winding up of the Subsidiaries of the Company shall constitute a Liquidation Event only when the number of branches and Subsidiaries of the Company that have been liquidated, dissolved or wound up during a financial year exceeds 10% of the total number of branches and Subsidiaries of the Company at the end of the previous financial year or (ii) any Deemed Liquidation Event.

“Main Business” means the business conducted by the Group Companies, being animal hospital, animal grooming, sale of animal food and products, and other pet-related businesses, including but not limited to the internet, software development, education and training, supply chain, media, etc.

“Original Closing Date” means December 3, 2019.

“Person” means any individual, company, corporation, partnership, trust, government, department or agency of government, or other entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Qualified IPO” means an IPO on the Hong Kong Stock Exchange, New York Stock Exchange, NASDAQ or any other recognized regional or national securities exchange, which public offering reflects the valuation of the Company immediately prior to such offering being not less than the Post-Class B Valuation with a simple rate of fifteen percent (15%) per annum return calculating from the Class B Ordinary Closing Date to the date that is immediately prior to such offering, unless adjusted with the prior written consent of (i) Ruipeng Management Members, (ii) Hillhouse, (iii) the holders of more than 50% of the outstanding Class B Ordinary Shares (including the Warrant Shares assuming the full exercise of the CLASS B Warrants), and (iv) each Class B Ordinary Member who has invested not less than US$100,000,000 on the Class B Ordinary Closing Date, provided that such Class B Ordinary Member’s prior written consent will not be required when it no longer holds at least sixty-seven percent (67%) of the Class B Ordinary Shares it purchased on the Class B Ordinary Closing Date. For the purpose hereof, “Post-Class B Valuation” means the valuation of the Company immediately prior to the Class B Ordinary Closing Date, i.e. US$3.6 billion plus the Purchase Prices and RMB Investment Considerations (as defined in the Class B Ordinary SPA) actually paid by the Investors (as defined in the Class B Ordinary SPA) and the Additional Investors (as defined in the Class B Ordinary SPA) for the subscription of Class B Ordinary Shares and CLASS B Warrants as contemplated under the Class B Ordinary SPA.

“Related Party Transaction” means a dealing or transaction between any of the Group Companies, on one side, and any shareholder, director, Key Employees (as defined in the Class B Ordinary SPA) or Ruipeng Management Members of any Group Company or any Affiliate(s) of the foregoing (excluding a Group Company), on the other side.

“Relative” means a husband, wife and husband’s or wife’s father, mother, grandparent, son, daughter, grandchild, brother, sister, uncle, auntie, nephew, niece, or grand grandparent.

“Restructuring Framework Agreement” means the agreement entered into by and among certain Class A Ordinary Members and/or their Affiliates and other parties thereto on January 23, 2019, a copy of which is attached hereto as Exhibit A.

“RMB” means the lawful currency of PRC.

“Ruipeng” means New Ruipeng Pet Healthcare Group Co., Ltd.(新瑞鹏宠物医疗集团有限公司).

“Ruipeng Chairman” shall bear the meaning as set forth in Section 3.2(ii) hereof.

“Ruipeng Investor Members” means, collectively, Goldenway Capital Management Limited, PD Company Limited, HAO’s Holdings, Inc., Bing Xiao Enterprise Management Company Limited, 北京阳光融汇医疗健康产业成长投资管理中心(有限合伙), 深圳市达晨创联股权投资基金合伙企业(有限合伙), 深圳市达晨创丰股权投资企业(有限合伙), 宁波梅山保税港区海布里投资合伙企业(有限合伙), 新希望医疗健康南京投资中心(有限合伙), 北京健能投资管理中心（有限合伙）or its designated Affiliate that shall hold Shares in the Company, 中国国际金融股份有限公司 or its designated Affiliate that shall hold Shares in the Company, 惠每康承（天津）企业管理咨询合伙企业（有限合伙）and any permitted assign of the foregoing accepted by Hillhouse and Ruipeng Management Members as a Ruipeng Investor Member, and a “Ruipeng Investor Member” shall mean any of them.

“Ruipeng Members” means, collectively, RP Chen Rui Enterprise Management Company Limited, RP Rui You Enterprise Management Company Limited, RP Ye Bei Enterprise Management Company Limited, Leap Eternity Enterprise Management Company Limited, Great Dream Of Veterinarian Management Limited, RP Sheng Peng Enterprise Management Company Limited, RP Peng Cheng Enterprise Management Company Limited, Vet Harvest Enterprise Management Company Limited, Vet Time Enterprise Management Company Limited, Ruipeng Management Members and any permitted assign of the foregoing accepted by Hillhouse and Ruipeng Management Members as a Ruipeng Member, and a “Ruipeng Member” shall mean any of them.

“Share” means a share in the share capital of the Company including a Class B Ordinary Share or a Class A Ordinary Share; and the expression: (i) includes stock (except where a distinction between shares and stock is expressed or implied); and (ii) where the context permits, also includes a fraction of a share. For purpose of this Agreement, any reference to the number or percentage of “outstanding Shares” or “Shares” shall also include the Warrant Shares assuming full exercise of the Warrants.

“Skyfield Minority Members” means, collectively, Jing An Holdings Limited, AnAn Brothers Holdings Limited, Aino Family Holding Limited, Aino Brothers Holding Limited, Cloudpet Holdings Limited, Puppytown Holdings Limited and the direct and/or indirect shareholders of the aforementioned entities and any permitted assign of the foregoing accepted by Hillhouse and Ruipeng Management Members as a Skyfield Minority Member, and a “Skyfield Minority Member” shall mean any of them.

“Subsidiary” or “Subsidiaries” means, with respect to any specified Person, any Person (excluding natural persons) which the specified Person, directly or indirectly, owns or Controls.

“Tax” means various forms of tax levied, withheld or assessed by the central or local governments of PRC or other jurisdictions as well as the costs of similar taxes, as well as interest, fines, additional charges or fines related to the above-mentioned items.

“Tencent” means Tencent Mobility Limited.

“Tencent Competitors” means the Persons whose names are listed in Schedule IV hereto.

“Transaction Documents” shall bear the meaning as set forth in section 4.4 of the Class B Ordinary SPA.

“Warrants” shall bear the meaning as set forth in section 4.2(b)(ii) of the Class B Ordinary SPA. For the avoidance of doubt, (i) the right and privileges pertaining to any Shares set forth herein shall be also applicable to those Shares issuable under the applicable Warrant as if such Warrant has been exercised, and (ii) the right and privileges of any holder of any Shares and/or any Member set forth herein shall be also applicable to any holder of the applicable Warrant as if such Warrant has been exercised. The Parties agree that, for the purpose of this Agreement, (i) each Party holding a Warrant shall be deemed as duly exercised such Warrant in full such that it shall be deemed as a holder of the corresponding Shares of the Company under this Agreement, and (ii) the term “Warrant Shares” shall mean the Shares that the holders of the Warrant shall be entitled to purchase under the Warrants.

Except where the context requires otherwise, capitalized terms used herein without definition shall have the meanings set forth in the Class B Ordinary SPA.

2.	Registration Rights

2.1 Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any potential public offering of the Company’s Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company’s securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2 Definitions. For purposes of this Section 2:

(i) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act (as defined below).

(ii) Registrable Securities. The term “Registrable Securities” means: (1) any Class B Ordinary Shares, and any Shares issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Class B Ordinary Shares, and (2) any Class A Ordinary Shares, and any Shares issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Class A Ordinary Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude (i) any Class A Ordinary Shares held by any Ruipeng Member or Skyfield Minority Member, or (ii) any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction. For the avoidance of doubt, it shall not in any event mean that the Class A Ordinary Shares held by any Ruipeng Member or Skyfield Minority Member are not registrable upon the IPO of the Company.

(iii) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Shares that are Registrable Securities and are then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(iv) Holder. For purposes of this Section 2, the term “Holder” shall mean any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(v) Form F-3. The term “Form F-3” shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(vi) SEC. The term “SEC” or “Commission” shall mean the U.S. Securities and Exchange Commission.

(vii) Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(viii) Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(ix) Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

(x) Securities Act. The term “Securities Act” shall mean the United States Securities Act of 1933, as amended and interpreted from time to time.

(xi) For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

2.3 Demand Registration.

(i) Request by Holders. If the Company shall, at any time after the earlier of (i) the sixth anniversary of the Original Closing Date or (ii) the date that is six (6) months after the closing of an IPO, receive a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of a minimum of 20% of the Registrable Securities pursuant to this Section 2.3, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all the Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(i).

(ii) Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated (x) first, to the holders of Class B Ordinary Shares requesting registration on a pro rata basis according to the number of Registrable Securities then outstanding held by each such holder of Class B Ordinary Shares, and (y) then, to the other Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each such Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(iii) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such registrations pursuant to this Section 2.3.

(iv) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4 Piggyback Registrations.

(i) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(ii) Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to the holders of Class B Ordinary Shares requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such holder of Class B Ordinary Shares, third, to the other Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and fourth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the Holders of a majority of the Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(iii) Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5 Form F-3 Registration. In case the Company shall receive from any Holder or Holders of at least thirty percent (30%) of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(i) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(ii) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(i); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(a) if Form F-3 is not available for such offering by the Holders;

(b) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

(c) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60) day period. A registration right under this Section 2.5 shall not be deemed to have been exercised until such deferred registration shall have been effected.

(d) if the Company has, within the six (6) month period preceding the date of such request, already effected one registration under the Securities Act other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(ii) and 2.4(iv); or

(e) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(iii) Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

(iv) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.3(ii) shall apply to such registration.

2.6 Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(i) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(ii) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(iii) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(v) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(vi) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(vii) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(i) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, counsel, underwriter or controlling person of such Holder.

(ii) By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 2.9(ii) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(iii) Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(iv) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(v) Survival. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10 Termination of the Company’s Obligations. Notwithstanding any provision to the contrary in Section 8, the Company’s obligations under Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.3, 2.4 or 2.5 shall terminate on the fifth (5th) anniversary of the completion of a Qualified IPO.

2.11 No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback”, Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.12 Rule 144 Reporting. With a view to make available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Shares, the Company agrees to:

(i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(iii) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.13 Market Stand-Off. Each shareholder of the Company agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 2.13 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to an IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.13.

2.14 Qualified IPO. Ruipeng Management Members and the Company shall use best efforts to realize and consummate a Qualified IPO before the fifth anniversary of the Class B Ordinary Closing Date.

3.	Corporate Governance.

3.1	General Meetings

(i) All Members (for the purpose of this Agreement, any reference to the “Members” shall also include the holders of the Warrants and any reference to the “voting” or “votes” of the Members shall also include the votes of the holders of the Warrants as if the Warrants have been fully exercised) shall via a general meeting, vote for or against the following actions:

(a) approval of the management strategy and investment plan of the Company;

(b) appointment and removal of directors of the Board (except for removal of directors by the Board in accordance with Section 3.3) and approval of such directors’ remuneration;

(c) approval of Board reports;

(d) approval of the profit distribution plan and loss compensation plan of the Company;

(e) alternation of the authorized share capital of the Company, issuance or redemption of any Equity Securities of the Company;

(f) the issuance of any debt securities of the Group in a single transaction (for the avoidance of doubt, a series of related transactions shall be regarded as a single transaction, the same applies below) or a series of transactions within any twelve (12) consecutive months, the issuance amount of which exceeds RMB500,000,000 (whether in one or multiple issuances);

(g) merger, division, dissolution, liquidation or change of any form of the Company;

(h) any amendments of the Articles;

(i) any IPO plans of the Company;

(j) any external loans or other contingent indebtedness of the Group in a single transaction or a series of transactions within any twelve (12) consecutive months, the amount of which exceeds RMB500,000,000 individually or in the aggregate except for any internal financings among the Group Companies or bank credit facilities;

(k) any external guarantees, indebtedness and/or contingent liabilities provided by the Group in a single transaction or a series of transactions within any twelve (12) consecutive months, the amount of which exceeds RMB50,000,000 individually or in the aggregate except for those guarantees provided by a Group Company to another Group Company and guarantees provided to a Group Company for debts that have been pre-approved according to Section 3.1(i)(j);

(l) any Transfer of material Assets or Equity Securities by the Group that is either: (i) in a single transaction, the consideration of which exceeds RMB 50,000,000, or (ii) in transactions within any twelve (12) consecutive months, the consideration of which exceeds RMB200,000,000;

(m) any acquisition, purchase or subscription of material Assets or Equity Securities by the Group that is either: (i) in a single transaction, the consideration of which exceeds RMB300,000,000, or (ii) in transactions within any twelve (12) consecutive months, the consideration of which exceeds RMB500,000,000;

(n) any Related Party Transactions of the Group, the consideration of which exceeds RMB10,000,000 in a single transaction or a series of transactions within any twelve (12) consecutive months except for cash donations received by the Group or guarantees provided by the counter-parties of the Related Party Transactions;

(o) any Group’s expenditure, the aggregate amount of which exceeds RMB150,000,000 in a single transaction or a series of transactions within any twelve (12) consecutive months, unless otherwise approved in the Group’s duly approved and adopted annual budget plan. For the avoidance of doubt, any acquisition of, subscription for or purchase of the material Assets or Equity Securities by the Group Company shall be subject to Section 3.1(i)(m), Sections 3.2(iv)(q) and 3.4(iv)(e);

(p) approval of the Company’s share incentive plan; and

(q) approval of any other matters that requires Members’ approval under the Applicable Laws, this Agreement and the Articles.

(ii) Each Member (including his proxy) of the Company may exercise such Member’s voting right based on the number of the Shares such Member holds. One Share shall carry one (1) vote. If the number of Shares held by Hillhouse exceeds the aggregate number of Shares held, directly or indirectly, by Ruipeng Members, then Hillhouse hereby irrevocably and unconditionally agrees to vote in the manner that is consistent with the direction of Ruipeng Members with respect to the exceeding part of the Shares, without prejudice to the interests of other Members. This voting restriction shall terminate upon the consummation of the Company’s Qualified IPO. The Ruipeng Members and the Ruipeng Management Members hereby, irrevocably and unconditionally, agree and covenant with the other Parties that Peng Yonghe (彭永鹤) is hereby expressly authorized by the Ruipeng Members and the Ruipeng Management Members to take any and all actions as he thinks fit in his absolute discretion on behalf of the Ruipeng Members and the Ruipeng Management Members with respect to any and all matters that are required to be considered or decided by the Ruipeng Members and/or the Ruipeng Management Members hereunder, including without limitation matters that are subject to consent, voting, agreement, determination and/or like actions by the Ruipeng Members and/or the Ruipeng Management Members. Any decision made, or action taken, by Peng Yonghe (彭永鹤) pursuant to the foregoing sentence shall be binding on the Ruipeng Members and the Ruipeng Management Members and such decision or action may be relied upon by the other Parties for the purpose of this Agreement.

(iii) When any Related Party Transaction is being discussed at the general meeting, Members that are involved in that Related Party Transaction are not entitled to vote and the number of Shares held by such Members shall not be counted when calculating the total number of voting Shares.

(iv) The general meeting may pass an ordinary resolution or a special resolution. An ordinary resolution of the Company (“Ordinary Resolution”) means a resolution of a duly constituted general meeting of the Company that is both (i) passed by Members representing a simple majority of the total votes of Members entitled to vote at the general meeting, either in person or by proxy, and (ii) with consent from both Hillhouse (or its Affiliates) and Ruipeng Management Members. A special resolution of the Company (“Special Resolution”) means a resolution of a duly constituted general meeting of the Company that is both (i) passed by Members representing at least 2/3 of the total votes of Members entitled to vote at the general meeting, either in person or by proxy, and (ii) with consent from both Hillhouse (or its Affiliates) and Ruipeng Management Members. Matters set out in paragraphs (e), (g) and (h) of Section 3.1(i) of this Agreement shall be approved by a Special Resolution and all other matters set out in Section 3.1(i) shall be approved by an Ordinary Resolution.

(v) Unless otherwise provided herein, the general meeting shall be chaired by each Co-Chairman in turn. Peng Yonghe as the Ruipeng Chairman may chair the very first general meeting of the Company and Hillhouse Chairman may chair the next one. In case one Co-Chairman is unable to chair the general meeting when he shall be in charge, the other Co-Chairman may chair the meeting. In case where neither of the Co-Chairmen is able to performs his duty, the general meeting shall be chaired by a director who is recommended by a simple majority of the Board. If a general meeting is called by the Members, the chairman of such general meeting shall be determined by those Members who called the meeting.

3.2	Board of Directors.

(i) From the date of this Agreement, the Company shall have a Board consisting of ten (10) directors. Such directors shall be elected or replaced by the general meeting of the Company.

(a) Hillhouse shall have the right to appoint four (4) directors (for the avoidance of doubt, in case of any disagreement among those four (4) directors, the opinion of the Co-Chairman appointed by Hillhouse shall be the final decision).

(b) Ruipeng Management Members shall have the right to appoint four (4) directors.

(c) 深圳市达晨创联股权投资基金合伙企业(有限合伙) (“Dachen Chuanglian”) and 北京阳光融汇医疗健康产业成长投资管理中心（有限合伙） (“Beijing Yangguang”), respectively, shall each have the right to appoint one (1) director, provided that Dachen Chuanglian and Beijing Yangguang shall cease to have such appointment right if their respective number of Shares in the Company on any date following the Original Closing Date are less than seventy percent (70%) of their respective number of Shares held in the Company on the Original Closing Date, and Dachen Chuanglian and Beijing Yangguang shall procure that all the directors appointed by them resign from the Board and the size of the Board shall be decreased accordingly.

Each Class B Ordinary Member who has invested not less than US$100,000,000 on the Class B Ordinary Closing Date shall each have the right to appoint one (1) observer (each, an “Observer”); provided that such Class B Ordinary Member’s right to appoint an Observer shall terminate when it no longer holds at least sixty-seven percent (67%) of the Class B Ordinary Shares it purchased on the Class B Ordinary Closing Date. The Company shall invite and allow each Observer to attend (in a nonvoting capacity), participate and speak at all meetings of its board of directors (and its sub-committees) and shall give each Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that with respect to any business relationship between the Company and Boehringer Ingelheim, the Observer appointed by Boehringer Ingelheim shall not participate in such parts of Board meetings in respect of which the agenda provides for a discussion of, or decision on, the business relationship with Boehringer Ingelheim (including without limitation, extension, termination or prolongation) and such Observer appointed by Boehringer Ingelheim shall not receive any information shared with Board members related to such agenda item.

The Board, acting in good faith and upon advice of legal counsel, reserves the right to withhold any information and to exclude any member of the Board or Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel with respect to matters between the Company and the relevant Member appointing such member of the Board or Observer.

Each of the Parties covenants that it shall or make its Affiliates to, take all actions permitted by Applicable Laws, including but not limited to elect or remove those directors so designated or removed by such Members as stated above. The term of office for each director shall be three (3) years and every director may be re-appointed, unless such director is removed by the Member who appoints him/her or resigns from his/her office.

Each Member who has the right to appoint a director or Observer of the Company shall procure that the director or Observer appointed by such Member comply with the obligations set forth under Section 7.3.

(ii) The Company adopts a co-chairman system, pursuant to which Ruipeng Management Members shall designate one (1) director appointed by them as chairman (initially to be Peng Yonghe, “Ruipeng Chairman”) and Hillhouse may designate one (1) director appointed by them as chairman (“Hillhouse Chairman”, who shall be a partner or other senior manager at the same level in Hillhouse, together with the Ruipeng Chairman, the “Co-Chairmen”, or each a “Co- Chairman”). But for the purpose of filing with Government Authority, the chairman of the Company submitted to the Government Authority shall be the Ruipeng Chairman, i.e., initially, Peng Yonghe.

(iii) If the number of directors of the Company is lower than the minimum statutory requirement as a result of the resignation or removal of director(s), such resigning director (but not the removed director) shall still perform his/her duties in accordance with the Applicable Laws and the Articles until the new director takes office.

(iv) The Board is responsible to the Members and has without prejudice to Section 3.1(i) the power of taking the following actions:

(a) calling a general meeting and report to the general meeting about its work;

(b) implementing resolutions of a general meeting;

(c) adopting detailed business and investment plans of the Group in accordance with business and investment strategies approved by the general meeting;

(d) drafting the profit distribution plan and the loss compensation plan of the Company;

(e) adopting merger, division, dissolution, liquidation or change of any forms of New Ruipeng Pet Healthcare Group Co., Ltd.( 新瑞鹏宠物医疗集团有限公司), Yunchong (Beijing) Animal Hospital Technology Co., Limited (云宠(北京)动物医疗科技有限公司), Shanghai Anan Pet Co., Limited (上海安安宠物有限公司), Shanghai Ce Er Xing Management and Consulting Co., Limited (上海策而行企业管理咨询有限公司) or Qingdao Ainuo Animal Hospital Management Co., Limited (青岛爱诺动物医院管理有限公司) (collectively, the “Branding Platform Companies”);

(f) drafting the plans of merger, division, dissolution, liquidation or change of any forms of the Company;

(g) drafting the plans of the decrease or increase of the authorized share capital of the Company, issuance or redemption of the Equity Securities of the Company;

(h) approving the increase or decrease of the authorized share capital/issued share capital of such Branding Platform Company whose net assets value reaches RMB10,000,000 or more, or approving the issuance or redemption of any Equity Securities of such Branding Platform Companies;

(i) any Group Company’s issuance of any debt securities: in a single transaction or a series of transactions within any twelve (12) consecutive months, the consideration of which does not exceed RMB500,000,000 (whether in one or multiple issuances);

(j) approving the annual budget plan and annual accounting plan of the Group;

(k) approving any Group Company’s change of the Main Business, entry into a new business or exit from the current business;

(l) approving the remuneration, reward and/or penalization of the CEO, vice CEO, CFO and other Senior Management Personnel (each as defined below) of the Company; removal of directors in accordance with Section 3.3;

(m) approving the remuneration policy of the Group;

(n) approving provision of any external loan or other contingent indebtedness of the Group in a single transaction or a series of transactions within any twelve (12) consecutive months, the consideration of which reaches RMB20,000,000 or more but below RMB500,000,000 individually or in the aggregate except for any internal financings among the Group Companies or bank credit facilities;

(o) approving any external guarantees, indebtedness or other contingent liabilities of the Group in a single transaction or a series of transactions within any twelve (12) consecutive months, the amount of which does not exceed RMB50,000,000 individually or in the aggregate, except for any internal guarantees among the Group Companies or guarantees provided for any Group Companies for any pre-approved loans;

(p) approving the Group’s Transfer of material Assets or Equity Securities in a single transaction, the consideration of which reaches RMB20,000,000 or more but does not exceed RMB50,000,000 or in a series of transactions within any twelve (12) consecutive months, the consideration of which reaches RMB30,000,000 or more but does not exceed RMB200,000,000;

(q) approving the acquisition of, subscription for or purchase of the material Assets or Equity Securities by the Group in a single transaction the consideration of which reaches RMB50,000,000 or more but does not exceed RMB300,000,000 or in a series of transactions within any twelve (12) consecutive months, the consideration of which reaches RMB50,000,000 or more but does not exceed RMB500,000,000；

(r) approving the Related Party Transaction of the Group (other than that the Group receives cash or that the Group accepts a security created in favor of the Group by the counterparty in a Related Party Transaction) in a single transaction or a series of transactions within any twelve (12) consecutive months, the consideration of which does not exceed RMB10,000,000;

(s) any expenditure (other than those approved in the Group’s duly approved and adopted annual budget plan) in a single transaction or a series of transactions within any twelve (12) consecutive months, the aggregate consideration of which reaches RMB 20,000,000 or more but does not exceed RMB150,000,000;

(t) approving the share incentive plan of the Subsidiaries of the Company;

(u) approving the provision of any gifts or charitable donations to a third party by any Group Company in single tranche or tranches within any twelve (12) consecutive months, the amount of which reaches RMB 2,000,000 or more;

(v) reviewing the work report from CEO of the Company and inspect his work;

(w) settlement of any litigation, arbitration or other disputes involving any Group Companies, the amount of which reaches RMB 2,000,000 or more;

(x) recommending the Company’s the place of IPO, the stock exchange, the listing valuation, the amount of funds to be raised, the sponsor/ underwriter, etc.;

(y) drafting of the investment and financing management policies; and

(z) any other matters that require the Board’s approval under the Applicable Laws and the Articles, or matters that are not stipulated under the power of scope of general meeting and the CEO.

3.3 Board Meetings. A quorum for a Board meeting shall be more than half of the total number of directors. Each director shall have one vote. A resolution at a Board meeting shall be decided by a simple majority of the directors on the Board, provided that matters set out in Sections 3.2(iv)(h)—3.2(iv)(s) shall require affirmative votes of at least three (3) directors appointed by Ruipeng Management Members and at least three (3) directors appointed by Hillhouse. A director shall resign immediately or be removed by a Board meeting if he is absent from three (3) consecutive meetings of the Board without cause (for the avoidance of doubt, attending in person or by proxy, via on-site, telephone, telepresence or other means shall be counted as attending). If any vacancy as a result of the aforementioned resignation or removal of the director, the Member who is entitled to nominate and appoint that director shall have the right to re-appoint a new director to the Board. The Company shall hold no less than two (2) Board meetings during each fiscal year and such meeting shall be called by either Co-Chairman. With respect to one Board meeting (no matter a regular meeting or an extraordinary meeting), at least ten (10) days’ prior written notice (or a shorter period agreed by all directors of the Company) must be given to all directors. An extraordinary Board meeting shall be held if (i) one or more Members who together hold more than 10% of the total and outstanding Shares with voting rights of the Company or (ii) more than one third (1/3) of the directors on the Board request so. Any director shall attend the Board meeting in person, by conference telephone or other communication equipment which allows those participating to hear and speak to each other clearly. Any director may appoint another director as the proxy to represent him at any meeting of the directors if he is unable to attend the meeting. If a director appoints a proxy, the instrument appointing a proxy shall be in writing, setting out the name of the proxy, the authorized matters and scope and the term of the authorization, then for all purposes the presence or vote of the proxy shall be deemed to be that of the appointing director. Such instrument shall be signed or chopped by the appointing director. The proxy shall exercise right of a director of the Company within the authorized scope. If a director neither is present at a Board meeting nor appoints a proxy, such director is deemed to have abstained at that Board meeting.

3.4 CEO and Senior Management Team

(i) The Company shall have one chief executive officer (“CEO”), one chief finance officer (“CFO”) and one secretary of the Board (“Board Secretary”). The Co-Chairmen may jointly determine the number of the vice CEO depending on the need of the business operation of the Company.

(ii) The CEO, vice CEO, CFO, Board Secretary and other personnel approved by the Board are the senior management personnel of the Company (“Senior Management Personnel”).

(iii) The CEO shall be appointed and removed by Ruipeng Management Members, and the first CEO shall be Peng Yonghe; Hillhouse may appoint and remove CFO and Board Secretary, and Hillhouse agree to maintain the current board secretary of Ruipeng as the Board Secretary of the Company. CEO may recommend vice CEO(s), appointment of whom will be decided by the Co-Chairmen jointly.

(iv) CEO shall be responsible to the Board and shall have the power to take the following actions (CEO may delegate part of the following matters to the Senior Management Personnel in terms of the actual operation of the Company):

(a) in charge of the production and management work of the Group, implementing the resolution of the Board and reporting to the Board;

(b) implementing the detailed annual business and investment plan of the Group;

(c) other than any internal financings among the Group Companies or bank credit facilities, approving provision of any external loan or other indebtedness of the Group in a single transaction or a series of transactions within any twelve (12) consecutive months, the consideration of which is less than RMB20,000,000;

(d) approving the Group’s Transfer of material Assets or Equity Securities in a single transaction consideration of which is less than RMB20,000,000 or in transactions within any twelve (12) consecutive months the consideration of which is less than RMB30,000,000;

(e) approving the Group’s acquisition of, subscription for or purchase of the material Assets or Equity Securities in a single transaction or in transactions within any twelve (12) consecutive months the consideration of which is less than RMB50,000,000;

(f) any expenditure (other than those approved in the duly approved and adopted annual budget plan of the Group) in a single transaction or a series of transactions within any twelve (12) consecutive months in the aggregate, the consideration of which does not exceed RMB20,000,000;

(g) approving the provision of any gifts or charitable donations to a third party in single tranche or tranches within any twelve (12) consecutive months, the amount of which is less than RMB2,000,000 by any Group Company;

(h) drafting the internal management institutions plan of the Group;

(i) creating the fundamental operation policies of the Group;

(j) creating detailed internal rules and regulations of the Group;

(k) determining appointment or removal of the management personnel other than those to be appointed and removed by the Board and the Co-Chairmen; appointing and removing the management personnel of each Branding Platform Companies of the Company;

(l) drafting the remuneration policy of the Group;

(m) proposing to convene an extraordinary meeting of the Board;

(n) settling any litigation, arbitration or other disputes, the amount of which does not exceed RMB2,000,000 by any Group Company;

(o) advising the Board on whether the Senior Management Personnel (including the vice CEO, CFO, the Board Secretary, etc.) is competent for his/her job; and

(p) taking any other actions authorized by the Articles or the Board.

(v) CFO is responsible to the CEO and the Board, and takes charge of the financial matter of the Group. CFO may take the following actions:

(a) guiding and managing the budget, planning and forecasting the progress; and working with other management team members to develop action plans to meet financial and operational objectives;

(b) employing, removing and supervising financial and accounting personnel, provided that the appointment and removal of any financial and accounting personnel who directly reports to the CFO under the financial system shall be subject to the consent of the CEO;

(c) taking full responsibility of the financial and auditing work of the Group, including reviewing and approving accounting books and financial statements;

(d) guiding and managing tax returns, and conducting tax planning to ensure compliance with Applicable Laws;

(e) preparing monthly, quarterly and annual reports to the CEO and the Board;

(f) guiding and managing the Group’s funds to ensure that cash and cash equivalent Assets are reasonably managed and controlled; monitoring the Group’s use of funds;

(g) participating in Board meetings when necessary;

(h) coordinating the relationship between the Group and banks and Government Authorities on fiscal and tax matters;

(i) developing, implementing and maintaining accounting practices and standards applied in the Group;

(j) according to the Group’s financial system approving funds allocation, use of funds, expenditure, and loan in a single transaction made by a Group Company, the amount of which reaches RMB1,000,000 or approving funds allocation, use of funds, expenditure, and loan made by a Group Company in any twelve (12) consecutive months, the total amount of which exceeds RMB3,000,000; and

(k) taking any other actions authorized by the CEO or the Board.

(vi) Hillhouse shall be responsible for the capital operation of the Group (which will need to be implemented in accordance with the corporate governance mechanism of the Company), technology enabling and external cooperation. Hillhouse undertakes that it will fully mobilize and utilize its resources in Internet-related industries so as to create a bridge between advanced resources (including but not limited to Tencent, Jingdong and other resources) and the Company.

3.5 Special Approval of Certain Matters

Notwithstanding anything provided to the contrary herein or in the Articles, the Restructuring Framework Agreement, the CLASS B Warrants or the RMB Investment Agreements (as defined in the Class B Ordinary SPA) and in addition to such other consent or approval required herein or therein, the Company, the Major Subsidiaries and the Ruipeng Management Members shall not, and shall cause the other Group Companies not to, effect or otherwise consummate any of the following actions without the prior written approval for such actions by holders of more than 50% of the outstanding Class B Ordinary Shares (including the Warrant Shares assuming the full exercise of the CLASS B Warrants):

(i) through amending the Articles, the CLASS B Warrants, the RMB Investment Agreements (as defined in the Class B Ordinary SPA), the Restructuring Framework Agreement or other means, amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Class B Ordinary Shares, or carry out any action that may have disproportionate impact on the holders of the Class B Ordinary Shares compared to the holders of the other classes of the Shares;

(ii) increase or decrease or reclassification of the share capital or registered capital of any Group Company, issuance of any authorized Shares or Equity Securities of any Group Company (other than those issued to any Group Company, or those issued pursuant to the Management Incentive Plan, or resulting from a duly approved acquisition by such Group Company of another business entity by means of share issuance which shall not exceed 2,000,000,000 Class A Ordinary Shares in aggregate within any twelve (12) consecutive months, or the issuance of any Equity Securities pursuant to Section 1.4 of the Class B Ordinary SPA), or the issuance of any Equity Securities convertible into the share capital or registered capital of any Group Company with rights, privileges or powers superior or equivalent to the Class B Ordinary Shares;

(iii) redeem or repurchase any Shares of the Company, or options or other securities or obligations convertible into or exercisable or exchangeable for the Shares of the Company except for those expressly provided herein;

(iv) approve, amend or terminate the Company’s management or employee incentive plan including without limitation the Management Incentive Plan;

(v) any Related Party Transactions of the Group, with the value or consideration involved in a single transaction or in transactions within any twelve (12) consecutive months exceeding RMB10,000,000 other than the Related Party Transactions within and between the Group Companies;

(vi) initiate any Liquidation Event;

(vii) (a) any investment by the Group in another Person that is either: (x) in a single transaction, the consideration of which exceeds RMB300,000,000, or (y) in transactions within a twelve (12) consecutive months, the consideration of which exceeds RMB500,000,000, (b) any Transfer of the Equity Securities held by the Group in another Person, or any withdrawal from any partnership, consortium, joint venture or similar entity or relation that is either: (x) in a single transaction, the consideration of which exceeds RMB50,000,000, or (y) in transactions within a twelve (12) consecutive months, the consideration of which exceeds RMB200,000,000; or (c) any participation in any partnership, consortium, joint venture or similar entity or relation that is either (x) in a single transaction, the consideration of which exceeds RMB300,000,000, or (y) in transactions within a twelve (12) consecutive months, the consideration of which exceeds RMB500,000,000;

(viii) change the Main Business, enter into any new business that deviates from the Main Business, or exit from the Main Business; and

(ix) any action that transfers, assigns, dilutes, disposes of, or creates any encumbrance over, any Group Company’s interests or other Equity Securities in any Major Subsidiary.

4.	Members’ Rights

4.1 General Restriction on Transfer. Notwithstanding anything provided to the contrary in the Restructuring Framework Agreement and unless otherwise agreed in this Agreement, the Parties agree that from the Class B Ordinary Closing Date and until the completion of a Qualified IPO by the Company, any Transfer (as defined below) of the Shares shall be made in accordance with this Section 4. The Third Party Purchaser (as defined below) who complies with this Section 4 shall sign a Deed of Adherence (as defined below), agree to assume and comply with all the obligations of the Transferor (as defined below) under this Agreement:

(i) Except for Permitted Transfers (as defined below), without the prior written consent of Hillhouse and Ruipeng Management Members, Skyfield Minority Members and/or Affiliates of the aforementioned parties, who directly or indirectly own the Shares, shall not directly or indirectly sell, give as a gift, transfer, pledge, encumber or otherwise dispose of (including disposing its economic rights, titles or interests) in any way (whether voluntarily or not, including but not limited to disposal as a result of change of marital status, bankruptcy or insolvency) (each, a “Transfer”) all or any part of their Shares or any interest therein. Notwithstanding the foregoing, the following Transfers by Skyfield Minority Members and/or Affiliates of the aforementioned parties do not need prior written consent from other Members: (a) if the aggregate Shares to be transferred, either via a single transaction or a series of transactions, do not exceed 10% of the total Shares owned by such transferring Skyfield Minority Member or such transferring Affiliate as of the Original Closing Date; (b) if a successful Qualified IPO does not happen within six (6) years commencing from the Original Closing Date, and the aggregate Shares to be transferred, either via a single transaction or a series of transactions, do not exceed 20% of the total Shares owned by such transferring Skyfield Minority Member or such transferring Affiliate as of the Original Closing Date (the amount of Permitted Transfer pursuant to this Section 4.1(i)(a) shall be taken into account, if any), provided that in either case, each of the Skyfield Minority Members and/or Affiliates of the aforementioned parties shall not Transfer its Shares to any Competitor (as defined below) (“Permitted Transfers”). For the avoidance of doubt, the other relevant Members shall have the Right of First Refusal (as defined below) but not the Co-sale Right (as defined below) with respect to the Permitted Transfers.

(ii) Without prior written consent from Hillhouse and Ruipeng Management Members, any Ruipeng Investor Member shall not directly or indirectly Transfer its Shares or any interest therein. Notwithstanding the foregoing, the following Transfers by any Ruipeng Investor Member do not need prior written consent from Hillhouse, Ruipeng Management Members and other Members: (a) any Transfer of Shares by a Ruipeng Investor Member to a fund managed by the same fund manager or an Affiliate of such Ruipeng Investor Member; (b) within a three-year period commencing from the Original Closing Date, any Transfer of Shares by a Ruipeng Investor Member either in a single transaction or a series of transactions, provided that the aggregate number of the transferred Shares do not exceed 30% of the total Shares such Ruipeng Investor Member owns as of the Original Closing Date; or (c) any Transfer after the third anniversary of the Original Closing Date. Notwithstanding anything to the contrary, any Ruipeng Investor Member shall not Transfer its Shares to any Competitor. For the avoidance of doubt, (i) the other relevant non-transferring Members shall not have the Right of First Refusal or the Co-sale Right with respect to the Transfer set out in Section 4.1(ii)(a), and (ii) the other relevant non-transferring Members shall have the Right of First Refusal but not the Co-sale Right with respect to the Transfer set out in Section 4.1(ii)(b) and (c).

(iii) Without prior written consent from Hillhouse and Ruipeng Management Members, Hillhouse shall not directly or indirectly Transfer its Shares or Warrants or any interest therein. Notwithstanding the foregoing, the following Transfers by Hillhouse do not need prior written consent from other Members: (a) any Transfer of Shares to a fund managed by their fund manager or their Affiliates; or (b) the aggregate shareholding percentage of Hillhouse or its Affiliates (including天津高瓴诺远企业管理咨询合伙企业(有限合伙)) held in the Company, after any Transfer of Shares and/or Warrants through either one transaction or a series of transactions, is no less than the product obtained by adding: (i) the aggregate shareholding percentage of Ruipeng Members (excluding Vet Harvest Enterprise Management Company Limited and Vet Time Enterprise Management Company Limited) in the Company, directly or indirectly, at the time immediately after such Transfer, and (ii) 5%; provided that in either case, Hillhouse or its Affiliates (including天津高瓴诺远企业管理咨询合伙企业(有限合伙)) shall not Transfer its Shares and/or Warrants to any Competitor. For the avoidance of doubt,(i) the other Members shall not have the Right of First Refusal or the Co-sale Right with respect to the Transfer set out in Section 4.1(iii)(a) and the Transfer by天津高瓴诺远企业管理咨询合伙企业(有限合伙) permitted in Section 4.1(iii)(b); and (ii) the other relevant Members shall have the Right of First Refusal but not the Co-sale Right with respect to the Transfer by Hillhouse or its Affliates other than天津高瓴诺远企业管理咨询合伙企业(有限合伙) as permitted in Section 4.1(iii)(b).

(iv) Without the prior written consent of the holders of more than 50% of the outstanding Class B Ordinary Shares and Hillhouse, any Ruipeng Member (other than Ruipeng) and/or their Affiliates shall not directly or indirectly Transfer their Shares or any interest therein. Notwithstanding the foregoing, the following Transfers by any Ruipeng Member (other than Ruipeng) and/or their Affiliates do not need prior written consent from other Members: (a) if the aggregate Shares to be transferred, either via a single transaction or a series of transactions, do not exceed 10% of the total Shares owned by such transferring Ruipeng Member or such transferring Affiliate as of the Original Closing Date; and (b) if a successful Qualified IPO does not happen within six (6) years commencing from the Original Closing Date, and the aggregate Shares to be transferred, either via a single transaction or a series of transactions, do not exceed 20% of the total Shares owned by such transferring Ruipeng Member or such transferring Affiliate as of the Original Closing Date, provided that in either case, Ruipeng Member (other than Ruipeng) and their Affiliates shall not Transfer its Shares to any Competitor. For the avoidance of doubt, the other relevant Members shall have the Right of First Refusal but not the Co-sale Right with respect to the Transfer permitted in this Section 4.1(iv)(a) and (b).

(v) Without the prior written consent of Hillhouse and Ruipeng Management Members, any Class B Ordinary Member and/or its Affiliates shall not directly or indirectly Transfer its Shares or any interest therein. Notwithstanding the foregoing, the following Transfers by any Class B Ordinary Member and/or its Affiliates do not need prior written consent from any other Members or Persons: (a) any Transfer of Shares by a Class B Ordinary Member to a fund managed by the same fund manager or an Affiliate of such Class B Ordinary Member; (b) within a three-year period commencing from the Original Closing Date, any Transfer of Shares by a Class B Ordinary Member either in a single transaction or a series of transactions, provided that the aggregate amount of the transferred Shares by such transferring Class B Ordinary Member do not exceed 40% of the total Shares such Class B Ordinary Member owns as of the first date on which it becomes a Class B Ordinary Member; or (c) any Transfer after the third anniversary of the Original Closing Date; provided that in either case, the Transferor shall not transfer its Shares to any Identified Competitor, unless with the prior written consent of Hillhouse and Ruipeng Management Members. If there is any update to the list of Identified Competitor, written notice of such update shall be promptly (but in any event within ten (10) Business Days after such update) provided by the Company to all the Class B Ordinary Members in writing. For the avoidance of doubt, (I) no update of the list of Identified Competitor shall have any retrospective effect to any Class B Ordinary Member, and (II) no update of the list of Identified Competitor shall be effective to a Class B Ordinary Member unless and until the notice informing such update is received by such Class B Ordinary Member. For the avoidance of doubt, (i) the other Members shall not have the Right of First Refusal or the Co-sale Right with respect to the Transfer set out in Section 4.1(v)(a); and (ii) the other relevant Members shall have the Right of First Refusal but not the Co-sale Right with respect to the Transfer set out in Section 4.1(v)(b) and Section 4.1(v)(c), provided that the other Members shall have no Right of First Refusal or the Co-sale Right to any Transfer by any Class B Ordinary Member and/or its Affiliates after the fifth anniversary of the Original Closing Date.

(vi) The Company and each Member shall take or cause to be taken all actions, do or cause to be done, all things and execute all instruments necessary, proper or advisable under Applicable Laws to consummate and make effective, in the most expeditious manner practicable, the Transfers that are in compliance with this Section 4.

4.2	Right of First Refusal.

(i) Subject to the above Section 4.1, if any Member (a “Transferor”) proposes to Transfer any Shares (“Offered Shares”) to one or more Persons (a “Third Party Purchaser”) either directly or indirectly (the “Proposed Transfer”), the Members (other than the Transferor) shall have the Right of First Refusal according to this Section 4.2. For the avoidance of doubt, any Transfer of the Shares (assuming full exercise of the Warrants) by any Skyfield Minority Member or Ruipeng Member to any Ruipeng Member shall not be subject to the transfer restrictions set forth in this Section 4.2.

(ii) Prior to the Proposed Transfer, the Transferor shall give each other Member (the “Offeree”) a written notice of the Transferor’s intention to make the Proposed Transfer (the “Transfer Notice”). The Transfer Notice shall set forth at least (a) the name or identity of the Transferor, (b) the name or identity and address of the Third Party Purchaser, (c) the amount of the Offered Shares, (d) the consideration and the means of the Proposed Transfer, and (e) the other terms and conditions of the Proposed Transfer. If the consideration of the Offered Shares includes non-cash payments, the Transfer Notice shall also set forth the method determining the fair market value of the non-cash consideration and the rationale for such method.

(iii) Each Offeree shall have an option (the “Right of First Refusal”), exercisable upon written notice to the Transferor, within a period of twenty (20) Business Days following receipt of the Transfer Notice (the “Option Period”) to elect to purchase all or any portion of its respective pro rata share of the Offered Shares at the same price and subject to the same terms and conditions set out in the Transfer Notice. An Offeree’s “pro rata share” of the Offered Shares means the Offered Shares multiplied by a fraction, the numerator of which shall be the number of Shares held by such Offeree on the date of the Transfer Notice, and the denominator of which shall be the total number of Shares held by all the Offerees on the date of the Transfer Notice.

(iv) If any Offeree fails to fully exercise its Right of First Refusal, then all the other Offerees who have fully exercised their Right of First Refusal (“Fully Exercising Offeree”) are entitled to purchase such unpurchased Offered Shares (the “Over-Allotment Shares”) within ten (10) Business Days after the expiration of the Option Period (the “Over-Allotment Period”). If, as a result thereof, such Fully Exercising Offerees desire to purchase in aggregate more than the aggregate number of the Over-Allotment Shares, then each of the Fully Exercising Offerees is entitled to purchase an amount which equals to: the Over-Allotment Shares multiplied by a fraction, the numerator of which shall be the number of Shares held by such Fully Exercising Offeree and the denominator of which shall be the aggregate number of Shares then held by all Fully Exercising Offerees.

(v) Subject to Section 4.4 of this Agreement, the Transferor may transfer the Offered Shares unpurchased pursuant to this Section 4.2 to the Third Party Purchaser on the price, terms and conditions specified in the Transfer Notice; provided that, (a) the Proposed Transfer shall be completed within sixty (60) Business Days following the delivery of the Transfer Notice (any Proposed Transfer not concluded within such 60 Business Day period shall again be subject to the Right of First Refusal described in this Section 4.2); and (b) the Third Party Purchaser undertakes that it will assume all rights and obligations of the Transferor in respect of the Offered Shares.

(vi) If any Offeree elects to exercise its Right of First Refusal, the Company and each of the other Members shall, pursuant to the request from such Offeree, sign all documents and take all actions as necessary to the completion of the Transfer.

4.3	Transfers Involving Tencent Competitors.

(i) Unless otherwise expressly provided in this Agreement, notwithstanding anything provided herein to the contrary, so long as Tencent owns not less than sixty-seven percent (67%) of the total Shares it purchased on the Class B Ordinary Closing Date, without the prior written consent of Tencent, the Group Companies and the Members other than Tencent shall not, directly or indirectly, approve, consent to, carry out or in any way participate in any transaction involving the sale of the Group Companies or Equity Securities in any Group Company (including without limitation any Liquidation Event) to any Tencent Competitor, or permit any Tencent Competitor to purchase or hold any Equity Securities of the Company (each, a “Tencent Prohibited Transaction”). If any Member other than Tencent proposes to Transfer any Equity Securities of the Group Companies or any interest therein to any Person which is a Tencent Competitor, then such Member shall give Tencent a written notice of its intention to make such Transfer (the “Tencent Competitor Transfer Notice”), which shall include (i) a description of the Equity Securities to be transferred (the “Tencent Competitor Offered Shares”), (ii) the identity and address of the prospective transferee and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. Tencent shall have the right (the “Tencent ROFR”), exercisable upon written notice to the selling Member and the Company within twenty (20) Business Days following the date of the Tencent Competitor Transfer Notice (the “Tencent Option Period”), to elect to purchase all or a portion of the Tencent Competitor Offered Shares at the same price and subject to the same material terms and conditions as described in the Tencent Competitor Transfer Notice, provided that if Tencent elects to purchase all or a portion of the Tencent Competitor Offered Shares, such purchase shall be completed, including execution and completion of the share purchase agreement, within forty (40) Business Days following the Tencent Option Period. The applicable selling Member shall have the right to freely sell all the Tencent Competitor Offered Shares which have not been so purchased by Tencent to the prospective transferee at substantially the same price and terms as indicated on the Tencent Competitor Transfer Notice, provided that any such transfer shall remain subject to Section 4.1 hereto.

4.4	Co-Sale Right

(i) Subject to the above Section 4.1 of this Agreement, within five (5) Business Days after expiration of the Option Period or the Over-Allotment Period (as the case may be), the Transferor (if it is any of Ruipeng Members, Skyfield Minority Members or Hillhouse (except for the Transfer set out in Section 4.1(iii)(a) and (b)) shall give written notice (the “First Refusal Expiration Notice”) to each Offeree specifying either (x) that all of the Offered Shares were purchased by the Offerees exercising their Rights of First Refusal, or (y) that the Offerees have not purchased all of the Offered Shares and that such unpurchased Offered Shares shall be subject to the Co-Sale Right (as defined below) of the Co-Sale Shareholders (as defined below), in which case the First Refusal Expiration Notice shall specify the Co-Sale Shareholders’ Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of their Co-Sale Rights described in this Section 4.4.

(ii) Subject to Section 4.1 of this Agreement and to the extent the Offerees have not exercised their Right of First Refusal with respect to all the Offered Shares, the Transferor (if it is any of Ruipeng Members, Skyfield Minority Members or Hillhouse (except for the Transfer set out in Section 4.1(iii)(a) and (b)), then each Offeree who is a Member other than Ruipeng Members, Skyfield Minority Members or Hillhouse and has not exercised its Right of First Refusal in full or in part (each, a “Co-Sale Shareholder”) shall have the right (the “Co-Sale Right”), exercisable upon written notice to the Transferor (the “Co-Sale Notice”), within twenty (20) Business Days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares at the same price and on the same terms and conditions as specified in the Transfer Notice.

(iii) The Co-Sale Notice shall set forth the number of Shares that such Co-Sale Shareholder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion of such Co-Sale Shareholder. To the extent one or more of Co-Sale Shareholders exercise such right of participation pursuant to this Section 4.4, the number of Offered Shares that the Transferor may sell in the transaction shall be correspondingly reduced. To the extent that any Co-Sale Shareholder does not participate in the sale to the full extent of its Co-Sale Pro Rata Portion, the Transferor and the participating Co-Sale Shareholders shall, within five (5) Business Days after the expiration of the Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each participating Co-Sale Shareholder so that any remaining Offered Shares may be allocated to other participating Co-Sale Shareholders on a pro rata basis.

(iv) Each Co-Sale Shareholder exercising its Co-Sale Right may sell all or any part of that number of Shares held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the Co-Sale Right hereunder by (y) a fraction, the numerator of which is the number of Shares owned by such Co-Sale Shareholder on the date of the Transfer Notice and the denominator of which is the total combined number of all Shares owned by the Transferor and all the Co-Sale Shareholders exercising their Co-Sale Right hereunder on the date of the Transfer Notice (the “Co-Sale Pro Rata Portion”).

(v) If the Third Party Purchaser refuses to purchase the Shares from the Co-Sale Shareholders, then the Transferor shall not proceed with the Proposed Transfer.

(vi) If any Co-Sale Shareholder elects to exercise its Co-Sale Right, the Company and each of the other Members shall, pursuant to the request from such Co-Sale Shareholder, sign all documents and take all actions as necessary to the completion of the Transfer.

4.5	Preemptive Rights

(i) In the event that the Company proposes to undertake an issuance of Equity Securities (“New Shares”) to any Person (“Proposed Subscriber”) after the Class B Ordinary Closing Date (“Proposed Issuance”), it shall give each Member written notice of such intention pursuant to this Section 4.5. Each Member (each, a “Preemptive Right Holder”) shall be entitled to exercise its right (“Preemptive Right”) to subscribe via cash on the same conditions and price per share for its pro rata share of the New Shares. For purposes of this Section 4.5, each Member’s “pro rata share” means the ratio of (a) the Shares held by such Preemptive Right Holder immediately before the issuance of the New Shares to (b) the total number of Shares then issued and outstanding immediately prior to the issuance of the New Shares.

(ii) Prior to the Proposed Issuance, the Company shall deliver a written notice (an “Issuance Notice”) to each Preemptive Right Holder in respect of the Proposed Issuance, describing (a) the amount, type and terms of the New Shares, (b) the consideration the Company will obtain from the issuance of New Shares, and (c) the name or identity and address of the Proposed Subscriber. If the consideration of the News Shares includes non-cash payments, the Issuance Notice shall also set forth the method determining the fair market value of such non-cash consideration and the rationale for such method.

(iii) Each of the Preemptive Right Holders shall have twenty (20) Business Days (“Preemptive Right Period”) after the receipt of the Issuance Notice to agree to exercise in full or any part of its Preemptive Right. The Preemptive Right Holder shall notify the Company in writing the number and type of the Shares that it wishes to subscribe.

(iv) If any Preemptive Right Holder fails to fully exercise its Preemptive Right within the Preemptive Right Period, the Company shall promptly give notice (the “Second Participation Notice”) to other Preemptive Right Holders who have fully exercised their right to purchase their respective pro rata share of the New Shares (“Exercising Member of Preemptive Right”). Each Exercising Member of Preemptive Right shall be entitled to, within ten (10) Business Days after receipt of the Second Participation Notice, notify the Company of its desire to purchase more than its pro rata share of the New Shares, stating the number of the additional New Shares it proposes to buy (“Additional Shares”). If the amount of the Shares that the Exercising Members of Preemptive Right wish to subscribe exceeds the amount of the remaining New Shares available for purchase, then each Exercising Member of Preemptive Right shall be entitled to purchase an additional amount which equals to the lesser of (x) the Additional Shares and (y) the product obtained by multiplying (a) the number of the remaining New Shares available for purchase by (b) a fraction, the numerator of which is the number of Shares held by such Exercising Member of Preemptive Right on the date of the Issuance Notice and the denominator of which is the total number of Shares held by all the Exercising Members of Preemptive Right on the date of the Issuance Notice.

(v) If any New Shares were not subscribed by the Preemptive Right Holders, the Company may issue such remaining New Shares to the Proposed Subscribers identified in the Issuance Notice with the price, terms and conditions stated therein, within forty (40) Business Days after the expiration of the Preemptive Right Period, provided that the Proposed Subscribers shall execute a Deed of Adherence (as defined below) and shall be subject to all terms and conditions which apply to all Parties. If the Company and the Proposed Subscribers fail to complete the issuance and subscription of such New Shares within such forty (40) Business Days, the Company shall not issue New Shares without first offering such New Shares again to the Members pursuant to this Section 4.5.

(vi) For the purpose of this Section 4.5 and Section 4.6, the issuance of New Shares does not include (i) issuance of 28,990,000 Class A Ordinary Shares to 北京健能投资管理中心（有限合伙）or its designee after the Class B Ordinary Closing Date upon its transfer of its entire shareholding in Ruipeng to any Group Company according to the Restructuring Framework Agreement, and issuance of 56,820,000 Class A Ordinary Shares to 中国国际金融股份有限公司 or its designee after the Class B Ordinary Closing Date upon its transfer of its entire shareholding in Ruipeng to any Group Company according to the Restructuring Framework Agreement; (ii) issuance of Equity Securities in accordance with the duly approved share incentive plan (including the ESOP Shares); (iii) issuance of Equity Securities for a Qualified IPO, (iv) issuance of Equity Securities in connection with any share split, share dividend or other similar events in which all the Preemptive Right Holders are entitled to participate on a pro rata basis, (v) issuance of Equity Securities upon the exercise of the Warrants, and (vi) issuance of Equity Securities upon the exercise of anti-dilution right as provided in Section 4.6 of this Agreement or the Articles of the Company.

(vii) If any Preemptive Right Holder elects to exercise its Preemptive Right, the Company and each Member shall, pursuant to the request of such Preemptive Righter Holder, sign all the documents and take all actions which are necessary to complete the issuance and subscription of the New Shares, provided that the proposed issuance has been duly approved in accordance with the provisions hereof and the Articles.

4.6	Anti-Dilution Right.

(i) In the event that the Company proposes to issue New Shares to any Person (other than the issuance set out in above Section 4.5(vi)) after the Class B Ordinary Closing Date and prior to the date of completion of a Qualified IPO, the issue price per Share of such New Shares (“New Price Per Share”) shall not be lower than the then Effective Hillhouse Issue Price (as defined below) or the then Effective Class B Ordinary Share Issue Price (as defined below) (each as adjusted in accordance with Section 4.6 (ii) below, and as further adjusted due to share split, share dividend or other similar events). For the purpose hereof, “Effective Hillhouse Issue Price” means the effective purchase price per Share for the Class A Ordinary Shares held by the Anti-Dilution Members (as defined below), which is initially RMB 1 Yuan; and “Effective Class B Ordinary Share Issue Price” means the effective purchase price per Share for the Class B Ordinary Shares, which is initially the Class B Ordinary Share Issue Price.

(ii) If the New Price Per Share in an issuance of New Shares is less than the then Effective Hillhouse Issue Price and/or the then Effective Class B Ordinary Share Issue Price (as the case may be and as adjusted) (such issuance, a “Dilutive Issuance”), then, the Company shall issue to the Capital Increase Investors (as defined under Section 6.1, the “Anti-Dilution Members”) and/or the Class B Ordinary Members (as the case may be), free of any charge, such additional number of Class A Ordinary Shares to the Anti-Dilution Members and/or Class B Ordinary Shares to the Class B Ordinary Members (as the case may be), such that the Effective Hillhouse Issue Price and/or the Effective Class B Ordinary Share Issue Price (as the case may be) shall be adjusted to the purchase price per Share calculated pursuant to the following formula:

CP2 = CP1 * (A+B) / (A+C)

CP2 = the adjusted Effective Hillhouse Issue Price or the adjusted Effective Class B Ordinary Share Issue Price (as the case may be) in effect immediately after the Dilutive Issuance,

CP1 = the Effective Hillhouse Issue Price or the Effective Class B Ordinary Share Issue Price (as the case may be) then in effect immediately prior to the Dilutive Issuance,

A = the total number of Shares deemed to be outstanding immediately prior to the Dilutive Issuance, on a fully-diluted basis,

B = the aggregate consideration received by the Company in the Dilutive Issuance divided by CP1, and

C = the number of Shares issued in the Dilutive Issuance.

The Company and each Member shall take or cause to be taken all actions, do or cause to be done, and assist and cooperate with the Anti-Dilution Members and/or the Class B Ordinary Members (as the case may be) in doing, all things and execute all instruments necessary, proper or advisable under Applicable Laws to consummate and make effective, in the most expeditious manner practicable, the issuance contemplated by this Section 4.6.

For the avoidance of doubt, to the extent any Warrant has not been exercised prior to any Dilutive Issuance, the number of Warrant Shares underlying such Warrant shall also be adjusted accordingly pursuant to this Section 4.6 (if applicable), such that the holder of Warrant shall receive, upon the exercise of such Warrant, the number of Shares it would have been entitled to receive had such holder of Warrant exercised such Warrant in full immediately prior to such Dilutive Issuance.

4.7	Drag-Along Right

(i) If after the Class B Ordinary Closing Date, Ruipeng Members approve in writing a proposed transaction (including but not limited to merger, reorganization, share transfer, share issuance in respect of the Company or other transactions) as a result of which all or substantially all the Assets of the Company are disposed with a third party (other than Hillhouse nor Ruipeng Members nor any of their respective Affiliates) (“Disposal Transaction”), in which the implied valuation of the Company would enable each Class B Ordinary Share to realize a return at a simple rate of fifteen percent (15%) or higher per annum of the Class B Ordinary Share Issue Price calculated from the Class B Ordinary Closing Date, then Ruipeng Members shall have the right to notify each of the other Members in writing such approval, whereupon each of those Members shall sign all transaction documents and take all necessary actions so as to complete the Disposal Transaction; provided that (x) no Member other than Ruipeng Members and Skyfield Minority Members will be required to make any representations and warranties other than those regarding such Member’s title to the Shares, (y) no Member other than Ruipeng Members and Skyfield Minority Members will be required to sell its Shares unless the liability, if any, of such Member in such Disposal Transaction is several, not joint, and such Member shall only be liable for any breach of its representations and warranties regarding such Member’s title to the Shares, and in any event will not exceed the consideration payable to such Member, if any, in such transaction (except in the case of potential liability for fraud or willful misconduct committed by such Member); (c) such Disposal Transaction shall require the prior written consent of Hillhouse; and (d) such Disposal Transaction shall also require the prior written consent of Tencent, if such Disposal Transaction constitutes a Tencent Prohibited Transaction and Tencent owns not less than sixty seven (67%) of all Shares it owns as at the Class B Ordinary Closing Date as at immediately prior to the completion of such Disposal Transaction. Such actions include but are not limited to (a) voting in favour of the Disposal Transaction at the general meeting; (b) procuring that the director so appointed by the respective Member vote in favour of the Disposal Transaction; and (c) selling or transferring all the Shares held by them, if applicable.

(ii) If any Member (other than Ruipeng Members) does not approve the Disposal Transaction or does not agree to sell its Shares, such Member shall purchase in a single transaction all the Shares to be transferred by Ruipeng Members, at the price per Share and on the same terms and conditions that Ruipeng Members proposed to offer to the third party under the Disposal Transaction. For the avoidance of doubt, if such Member is unable to purchase the Shares of Ruipeng Members, then such Member shall act in accordance with this Section 4.7 to vote for the Disposal Transaction and/or sell the Shares that it owns.

4.8	Redemption Right

(i) At any time after the earlier to occur of the following: (i) the fifth (5th) anniversary of the date of the Class B Ordinary Closing Date, if no Qualified IPO has occurred, and (ii) the occurrence of any material breach of the Transaction Documents by the Company or Ruipeng Management Members, then, at the option of any holder of the Class B Ordinary Shares, by written notice of at least 30 days prior to the Redemption Date (as defined below) to the Company (the “Redemption Notice”) stating the date on which the Class B Ordinary Shares are to be redeemed (the “Redemption Date”), the Company shall redeem all or any part of the outstanding Class B Ordinary Shares (including the Class B Ordinary Shares issuable upon the exercise of the CLASS B Warrants, provided that the applicable redemption price of a Class B Ordinary Share issuable upon the exercise of the CLASS B Warrants to be redeemed shall deduct the applicable exercise price of such share issuable under the relevant CLASS B Warrant) then requested to be redeemed by such holder(s) on the Redemption Date, out of funds legally available therefor, at a redemption price per Class B Ordinary Share (the “Redemption Price”) equal to (a) the Class B Ordinary Share Issue Price with a simple rate of eight percent (8%) per annum return calculated from the first date on which such holder becomes a Class B Ordinary Member through the date on which the redemption price is paid, plus (b) all declared but unpaid dividend on such Share.

(ii) Within three (3) Business Days after receipt of the Redemption Notice, the Company shall promptly give written notice of the redemption request to each non-requesting holder of Class B Ordinary Shares, Beijing Yangguang, PD Company Limited, Bing Xiao Enterprise Management Company Limited (“Bing Xiao”), Dachen Chuanglian and 深圳市达晨创丰股权投资企业(有限合伙) (“Dachen Chuangfeng”, with Bing Xiao, Dachen Chuanglian collectively, “Dachen”) stating the existence of such request, the Redemption Price, the Redemption Date and the mechanics of redemption. Upon receipt of such notice from the Company, any holder of Class B Ordinary Shares, Beijing Yangguang, Dachen may participate in the redemption on the Redemption Date. If on the Redemption Date, the fund and assets of the Company legally available for redemption is insufficient for the Company to redeem all Class B Ordinary Shares requested to be redeemed in full, then (i) the number of Class B Ordinary Shares to be redeemed on the Redemption Date (and to receive Redemption Price thereon) shall be allocated to the Class B Ordinary Members requesting the redemption, ratably based on their respective number of Class B Ordinary Shares requested to be redeemed on such Redemption Date, and (ii) the remaining Class B Ordinary Shares requested to be redeemed (but the Redemption Price thereon is not paid on the Redemption Date) shall continue to be deemed issued and outstanding, and the Company shall redeem such remaining Class B Ordinary Shares subject to redemption as soon as the Company has legally available funds to do so. Only after the Company has redeemed all of the outstanding Class B Ordinary Shares (whether or not requested to be redeemed on the relevant Redemption Date) and unconditionally and irrevocably paid the Redemption Price with respect to all outstanding Class B Ordinary Shares to their holder(s) in full, (i) up to 376,564,855 Class A Ordinary Shares held by Beijing Yangguang shall then be redeemed at a redemption price per Share equal to RMB 0.65327 with a simple rate of eight percent (8%) per annum return calculated from December 7, 2017 through the date on which the redemption price is paid; (ii) up to 153,075,145 Class A Ordinary Shares held by Beijing Yangguang shall then be redeemed at a redemption price per Share equal to RMB 0.65327 with a simple rate of eight percent (8%) per annum return calculated from December 1, 2017 through the date on which the redemption price is paid; (iii) up to 152,837,973 Class A Ordinary Shares held by Dachen Chuanglian shall then be redeemed at a redemption price per Share equal to RMB 0.60826 with no interest; (iv) the Class A Ordinary Shares held by Dachen Chuangfeng shall then be redeemed at a redemption price per Share equal to RMB 0.25873 with a simple rate of eight percent (8%) per annum return calculated from December 24, 2015 through the date on which the redemption price is paid; (v) the Class A Ordinary Shares held by Bing Xiao shall then be redeemed at a redemption price per Share equal to RMB 0.25867 with a simple rate of eight percent (8%) per annum return calculated from December 24, 2015 through the date on which the redemption price is paid; and (vi) the Class A Ordinary Shares held by PD Company Limited shall then be redeemed at a redemption price per Share equal to RMB 0.26862 with a simple rate of eight percent (8%) per annum return calculated from December 25, 2015 through the date on which the redemption price is paid. Notwithstanding anything to the contrary contained herein or in the Articles, the Restructuring Framework Agreement or other Transaction Documents, no other Shares or Equity Securities of the Company (including without limitation the Class A Ordinary Shares held by Beijing Yangguang, PD Company Limited and Dachen) shall be redeemed unless and until the Company shall have redeemed all of the outstanding Class B Ordinary Shares requested to be redeemed in full.

(iii) Once the Company has received the Redemption Notice, the Company and the Major Subsidiaries shall not, and shall procure that none of the Group Companies shall, take any action which might have the effect of delaying, undermining or restricting the redemption, and the Company, the Major Subsidiaries, the Class A Ordinary Members and the Ruipeng Management Members shall in good faith use all best efforts to increase as expeditiously as possible the amount of legally available funds including, without limitation, causing any other Group Companies to distribute any and all available funds to the Company for purposes of paying the applicable Redemption Price for all Class B Ordinary Shares subject to redemption on the Redemption Date. If the Company fails (for whatever reason) to redeem any Class B Ordinary Share on the Redemption Date, as from such date until the date on which the same is redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution nor redeem or repurchase any other Equity Securities of the Company (other than the Class B Ordinary Shares requested to be redeemed). Without prejudice to any claim or other remedies that a holder of Class B Ordinary Shares subject to redemption may have under this Agreement, the Articles, Applicable Law or otherwise, and notwithstanding anything to the contrary in this Agreement, the Articles, the Restructuring Framework Agreement or other Transaction Documents, such holder of such Class B Ordinary Shares is entitled (provided a prior written consent from holders holding at least 90% of the then outstanding Class B Ordinary Shares has been obtained) to make any proposal for the purpose of receiving the applicable Redemption Price including without limitation, (i) liquidation or dissolution of any Group Company, (ii) any sale or merger of any Group Company; (iii) Transfer, sale, lease or otherwise disposal of any Assets of any Group Company and (iv) licensing any brand or any business of any Group Company to any third party. Immediately upon the request of such holder of such Class B Ordinary Shares (provided a prior written consent from holders holding at least 90% of the then outstanding Class B Ordinary Shares has been obtained), each Member, the Ruipeng Management Members and the Group Companies shall fully cooperate with, and follow the instructions of, such holder of such Class B Ordinary Shares in connection therewith.

(iv) The Company and each Member shall take or cause to be taken all actions, do or cause to be done, and assist and cooperate with the holders of Class B Ordinary Shares subject to redemption in doing, all things and execute all instruments necessary, proper or advisable under Applicable Laws to consummate and make effective, in the most expeditious manner practicable, the redemption contemplated by this Section 4.8.

(v) The Parties acknowledge and agree that no Member other than the Class B Ordinary Members, Beijing Yangguang, Dachen, Bing Xiao and PD Company Limited shall be entitled to the redemption right from the date of this Agreement and any redemption right previously granted to any Member other than the Class B Ordinary Members, Beijing Yangguang, Dachen, Bing Xiao and PD Company Limited shall cease to exist from the date of this Agreement.

4.9 New Joining Party

Subject to compliance with provisions of this Agreement, once a New Joining Party executes a deed of adherence in the form attached hereto as Schedule III of this Agreement (the “Deed of Adherence”), from the date of execution of the Deed of Adherence, such New Joining Party shall be deemed to be a party to this Agreement and be bound by the terms of the Agreement, whereupon Schedule II to this Agreement shall be deemed to have been updated with the information of such Person as set forth in the Deed of Adherence may become a Party to the Agreement. The New Joining Party may enjoy its rights and be liable for its obligations under this Agreement as a Class A Ordinary Member or Class B Ordinary Member of the Company and/or the relevant transferor (if applicable), as the case may be. The Parties agree that the Board of Director of Company shall be entitled to update the capitalization table of the Company to reflect the shareholding and investment amount by such New Joining Party in the Company.

5. Information and Inspection Rights.

5.1 Delivery of Financial Statements. The Company shall deliver the following documents, with respect to each Group Companies, to Hillhouse, Ruipeng Management Members, Members holding five percent (5%) or more of the Shares (including the Warrant Shares assuming the full exercise of the Warrants) outstanding as well as Members who have the right to appoint the Company Directors:

(i) within one hundred and twenty (120) calendar days after the end of each fiscal year, a consolidated annual report (including income statement, statement of cash flows, and a balance sheet) prepared in accordance with the applicable accounting principles (“Applicable Accounting Principles”), and audited and certified by an independent accounting firm;

(ii) within sixty (60) calendar days after the end of half fiscal year, a consolidated and unaudited half year financial report (including income statement, statement of cash flows and a balance sheet) prepared in accordance with the Applicable Accounting Principles;

(iii) within forty-five (45) calendar days of the end of each fiscal month, an unaudited management report prepared in accordance with the Applicable Accounting Principles; and

(iv) the other reasonable business and financial information that Hillhouse and/or Ruipeng Management Members may request.

5.2 Information Right of Class B Ordinary Members. The Company shall deliver the following documents to each Class B Ordinary Member so long as such Class B Ordinary Member respectively owns not less than six seven percent (67%) of all Shares it owns as at the Class B Ordinary Closing Date:

(i) within one hundred and twenty (120) calendar days after the end of each fiscal year, documents referred to in Sections 5.1(i) hereto;

(ii) within sixty (60) calendar days after the end of half fiscal year, documents referred to in Sections 5.1(ii) hereto;

(iii) within forty-five (45) calendar days after the end of each quarter, unaudited quarterly consolidated financial statements of the Group Companies for each quarter of a financial year (including income statement, statement of cash flows and a balance sheet) prepared in accordance with the Applicable Accounting Principles; and

(iv) (to Tecent and Boehringer Ingelheim only and not to other Class B Ordinary Members) an annual consolidated budget and a business plan for the following fiscal year duly approved by the Board at least thirty (30) days prior to the end of each fiscal year; and

(v) (to Tecent and Boehringer Ingelheim only and not to other Class B Ordinary Members) any documents provided to other Members (other than that provided to Hillhouse, Ruipeng Management Members, Members holding five percent (5%) or more of the Shares (including the Warrant Shares assuming the full exercise of the Warrants) outstanding as well as Members who have the right to appoint the Company Directors pursuant to Section 5.1(iii)).

5.3 Provision of Information. The Company shall ensure Ruipeng Management Members, Hillhouse, Boehringer Ingelheim (only if Boehringer Ingelheim owns no less than sixty seven percent (67%) of all the Shares it owns as at the Class B Ordinary Closing Date) and Tencent (only if Tencent owns no less than sixty seven percent (67%) of all the Shares it owns as at the Class B Ordinary Closing Date) and their respective authorized representatives may, upon reasonable prior notice, have reasonable access to the offices of each Group Company and obtain property, books and records, and any other financial, operating or business data or information that Ruipeng Management Members, Hillhouse, Boehringer Ingelheim or Tencent may reasonably request for from time to time, provided that any Group Company, acting in good faith, reserves the right to withhold any property, books and records, and any other financial, operating or business data or information if access to such property, books and records, and any other financial, operating or business data or information could adversely affect any of the Group Companies.

6. Liquidation

6.1 Liquidation Event.

In the event of a Liquidation Event, distributions to Members shall be made in a manner set out in Section 6.2 of this Agreement and in accordance with the Applicable Laws and the Articles of the Company.

For the purpose of this Section 6:

(i) “Capital Increase Investors” means HCBN Investment Holdings, Ltd., and HH Skyfield Holdings Inc., and (1) for HCBN Investment Holdings, Ltd., with respect to all Class A Ordinary Shares held by HCBN Investment Holdings, Ltd. as of the date of Class B Ordinary Closing Date; and (2) for HH Skyfield Holdings Inc., only with respect to 1,338,880,000 Class A Ordinary Shares (out of 4,065,114,136 Class A Ordinary Shares) held by HH Skyfield Holdings Inc. as of the date of Class B Ordinary Closing Date (such number of Class A Ordinary Shares shall hereinafter referred to as “Capital Increase Investor Qualified Shares”). For the avoidance of doubt, the number of Capital Increase Investor Qualified Shares as of the date of Class B Ordinary Closing Date of each Capital Increase Investor is set forth opposite the name of such Capital Increase Investor in Schedule VII; and

(ii) “Other Investors” means Dachen Chuanglian, Dachen Chuangfeng, Beijing Yangguang, 惠每康承（天津）企业管理咨询合伙企业（有限合伙）(“Huimei”), 天津高瓴诺远企业管理咨询合伙企业(有限合伙) and HH Skyfield Holdings Inc., and (1) for each of the foregoing Other Investors (other than HH Skyfield Holdings Inc. and Huimei), with respect to all Class A Ordinary Shares held by such Other Investor as of the date of Class B Ordinary Closing Date; (2) for Huimei, only with respect to 100,000,000 Class A Ordinary Shares (out of 120,000,000 Class A Ordinary Shares) held by Huimei as of the date of Class B Ordinary Closing Date; and (3) for HH Skyfield Holdings Inc., only with respect to 2,726,234,136 Class A Ordinary Shares (out of 4,065,114,136 Class A Ordinary Shares) held by HH Skyfield Holdings Inc. as of the date of Class B Ordinary Closing Date (such number of Class A Ordinary Shares shall hereinafter referred to as “Other Investor Qualified Shares”). For the avoidance of doubt, the number of Other Investor Qualified Shares as of the date of Class B Ordinary Closing Date of each Other Investor is set forth opposite the name of such Other Investor in Schedule VIII.

The Company warrants and represents, and each Capital Increase Investor and Other Investor severally but not jointly warrants and represents with respect to itself, to each other Party that Schedule VII and Schedule VIII correctly and completely reflect the investment amount paid by each Capital Increase Investor and Other Investor to the Group.

6.2 Distribution

In the event of a Liquidation Event, any and all proceeds and consideration resulting therefrom (or, in case of a Liquidation Event other than a Deemed Liquidation Event, all distributable funds and assets of the Group Companies) (“Distributable Assets”) shall be distributed to the Members in the following manner and order, subject to the claims that may be superior under the Applicable Laws:

(i) firstly, each holder of the Class B Ordinary Shares is entitled to receive an amount equal to one hundred and ten percent (110%) of the Class B Ordinary Share Issue Price plus all dividends declared but unpaid with respect thereto for each Class B Ordinary Share (including any Class B Ordinary Shares issuable under the CLASS B Warrants, assuming the full exercise of the CLASS B Warrants) then held by such holder (“Class B Ordinary Member Liquidation Preference Amount”); in the event that the Company has insufficient assets to permit payment of the Class B Ordinary Member Liquidation Preference Amount in full to all holders of the Class B Ordinary Shares, then the Distributable Assets shall be distributed ratably to the holders of the Class B Ordinary Shares in proportion to the Class B Ordinary Member Liquidation Preference Amount each such holder of Class B Ordinary Shares would otherwise be entitled to receive;

(ii) secondly, if there are any Distributable Assets remaining after the distribution of the Class B Ordinary Member Liquidation Preference Amount in full to the Class B Ordinary Members, each of the Capital Increase Investors shall be entitled to receive an amount equal to one hundred and ten percent (110%) of the amount of the “Capital Increase Amount Per Share” set forth opposite the name of such Capital Increase Investor in Schedule VII per each Capital Increase Investor Qualified Share then outstanding and held by such Capital Increase Investor as of the date of distribution plus all dividends declared but unpaid with respect thereto (the “Capital Increase Liquidation Preference Amount”); in the event that after full payment of the Class B Ordinary Member Liquidation Preference Amount the Company has insufficient assets to permit payment of the Capital Increase Liquidation Preference Amount in full to all Capital Increase Investors, then the remaining Distributable Assets shall be distributed ratably to all Capital Increase Investors in proportion to the Capital Increase Liquidation Preference Amount each such Capital Increase Investor would otherwise be entitled to receive;

(iii) thirdly, if there are any Distributable Assets remaining after the distribution of the Capital Increase Liquidation Preference Amount to the Capital Increase Investors in full, each of the Other Investor shall be entitled to receive an amount equal to one hundred and ten percent (110%) of the amount of the “Target Assets Investment Amount Per Share” set forth opposite the name of such Other Investor in Schedule VIII per each Other Investor Qualified Share then outstanding and held by such Other Investor as of the date of distribution plus all dividends declared but unpaid with respect thereto (the “Other Investor Liquidation Preference Amount”). If the remaining Distributable Assets after full payment of the Class B Ordinary Member Liquidation Preference Amount and the Capital Increase Liquidation Preference Amount is insufficient to pay such Other Investor Liquidation Preference Amount in full, then the remaining Distributable Assets shall be distributed ratably to all Other Investors in proportion to the Other Investor Liquidation Preference Amount each such Other Investor would otherwise be entitled to receive;

(iv) fourthly, if upon full payment of the Class B Ordinary Member Liquidation Preference Amount, the Capital Increase Liquidation Preference Amount and the Other Investor Liquidation Preference Amount, there are still remaining Distributable Assets available for distribution to the Members, the Company shall ensure that such Distributable Assets shall be distributed to the Members (for the avoidance of doubt, including Members who have received Class B Ordinary Member Liquidation Preference Amount, the Capital Increase Liquidation Preference Amount and/or the Other Investor Liquidation Preference Amount) on a pro rata basis based on the number of Shares held by each such Member at the time of such distribution.

The Company and all Members shall take or cause to be taken all actions and effective measures and do or cause to be done all things and execute all instruments necessary, proper or advisable in accordance with Applicable Laws to ensure that the Distributable Assets are distributed, in the most expeditious manner practicable, in accordance with the above-mentioned arrangement.

6.3	Compulsory Payment

In the event of a Deemed Liquidation Event, the consideration received from the purchaser(s) shall be paid to the Company (regardless of the means by which a purchaser or licensee obtains the relevant Equity Securities, Assets or Intellectual Property of the Group Companies or the surviving entities), and then the Company shall distribute such consideration in accordance with Section 6.2.

6.4 Distribution of Assets or Securities

The Company shall use its best efforts to make any distribution hereunder to the Members in cash. If the distribution in cash is not practical or feasible, distributions of securities or assets other than cash may be made subject to prior consent of the Member receiving such non-cash distribution. Distributions consisting of both cash and non-cash securities or assets shall be made to each Member receiving such distributions in the same proportions of cash and non-cash securities or assets (unless the relevant Member agrees to receive such distributions in a different proportion). In the case of non-cash distribution in connection with any Liquidation Event pursuant to Sections 6.2 and/or 6.3, the value of the assets to be distributed to the Members shall be determined in good faith by the Board. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i) If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

The holders of at least a majority of the outstanding Class B Ordinary Shares, or the holders of at least a majority of the Capital Increase Investor Qualified Shares, or the holders of at least a majority of the Other Investor Qualified Shares shall have the right to challenge any determination by the Board of the fair market value determined pursuant to this Section 6.4, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging Parties, the cost of such appraisal to be borne by the Company.

7. Additional Agreements; Other Covenants.

7.1 Articles etc. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of the Articles, the terms of this Agreement shall prevail in all respects as regards the Parties hereto except for the Company. The Parties hereto other than the Company shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Articles, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to the Articles to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement. Notwithstanding any provision to the contrary in the Restructuring Framework Agreement, the Parties acknowledge and agree that in the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of the Restructuring Framework Agreement, and if such terms stipulated in the Restructuring Framework Agreement have a negative impact on rights of Class B Ordinary Members, the terms of this Agreement shall prevail in such respects as regards the Parties hereto.

7.2 Non-compete.

(i) Except for those otherwise agreed by Tencent, Boehringer Ingelheim, Ruipeng Management Members and Hillhouse or those set forth in Schedule VI which were mutually accepted by Ruipeng Management Members and Hillhouse, Ruipeng Management Members severally but not jointly undertakes to other Parties to work and serve the Company on a full-time basis, until (a) the sixth anniversary of the Original Closing Date, if during such period the Company fails to complete its Qualified IPO; or (b) the second (2nd) anniversary of the Qualified IPO completion date, if the Company completes its Qualified IPO within six (6) years from the Original Closing Date.

(ii) Except for those set forth in Schedule VI which were mutually accepted by Ruipeng Management Members and Hillhouse, each of Ruipeng Management Members and Skyfield Minority Members severally but not jointly undertakes to Hillhouse,Boehringer Ingelheim and Tencent that other than the Group Company, it shall not (unless for the benefit of the Group and upon prior consent of the Company, Boehringer Ingelheim and Tencent) invest, operate, participate or by other means engage in any business that competes with the Main Business from January 23, 2019 until the second (2nd) anniversary (the third (3rd) anniversary in case he is dismissed by the Company due to his misconduct) of the later of (a) the effective date of his resignation from the Company, or (b) the date on which through himself and/or his Affiliate his aggregate shareholding of the Company, whether directly and/or indirectly, is less than 0.5% on a fully diluted basis, or (c) the date on which through himself and/or his Affiliate his aggregate Shares in the Company, whether directly and/or indirectly, is less than 15% of his (including his and his Affiliates’) Shares in the Company as of the Original Closing Date.

(iii) Hillhouse undertakes to Ruipeng Management Members and the Class B Ordinary Members that (a) if its shareholding of Company (either through itself and/or its Affiliates), whether directly and/or indirectly, is more than 30% of its (including its and its Affiliates’) shareholding of Company, whether directly and/or indirectly, as of the Original Closing Date, or (b) from January 23, 2019 until (x) the sixth (6th) anniversary of the Original Closing Date if completion of a Qualified IPO does not occur by that date or (y) the second (2nd) anniversary of the Qualified IPO completion date, if Company has completed a Qualified IPO within six (6) years from the Original Closing Date, except for the investment and operation platform disclosed in writing to Ruipeng, Boehringer Ingelheim and Tencent on the date of this Agreement, Hillhouse or its affiliated companies shall not set up any new holding companies or investment platform in pet hospital industry without the Company’s, Boehringer Ingelheim’s and Tencent’s prior consent.

(iv) Each of Skyfield Minority Members severally but not jointly undertakes to the Parties that, from January 23, 2019, it shall, and shall procure its Affiliate:

(a) treat the Group as the sole platform to operate the Main Business, and any business or acquisition related to the Main Business shall be conducted through the Group;

(b) not directly or indirectly establish, invest in or participate as a director, senior management, employee, partner, shareholder, consultant or other titles in an entity that directly or indirectly competes with the Main Business of any Group Company, or in any third party identified by the Board as having direct or indirect competition with the Main Business (each a “Competitor”); not hold any shares in any Competitor, or manage, operate, join or control any Competitor, or cooperate with any Competitor, or hold the office in any Competitor, or provide loans to any Competitor, or provide financial or other assistance to any Competitor. For the avoidance of doubt, holding no more than 1% equity interests in a publicly traded Competitor shall not be subject to the restrictions under this Section 7.2 (iv)(b), provided that no other association or connection exists between such Competitor and the Skyfield Minority Member and/or its Affiliates; and

(c) not entice any employees of a Group Company to resign.

(v) Each Ruipeng Investor Member (excluding any Ruipeng Investor Member who holds, directly or indirectly, through itself or its Affiliates, less than 0.6% of the Shares in the Company) severally but not jointly undertakes to the Parties that unless with the prior written consent from both Ruipeng Management Members and Hillhouse, he shall, and shall procure its Affiliate that,

(a) treat the Group as the sole platform to operate the animal hospital business, and any business or acquisition related to the animal hospital business shall be conducted through the Group;

(b) not establish, invest in or participate, as a director, senior management, employee, partner, shareholder, consultant or other titles, in an entity that competes with the animal hospital business of any Group Company, or in any third party identified by the Board as having direct or indirect competition with the animal hospital business of any Group Company; or hold any shares in that third party; or does not manage, operate, join or control that third party; or cooperate with that third party; or hold the office in that third party; or provide loans to that third party; or provide financial or other assistance to an entity that competes with the animal hospital business of any Group Company. For the avoidance of doubt, holding no more than 1% equity interests in a publicly traded third party shall not be subject to the restrictions under this Section 7.2 (v)(b), provided that no other association or connection exists between such third party and the Ruipeng Investor Member and/or its Affiliates; and

(c) not entice any employee of a Group Company to resign.

7.3	Confidentiality.

(i) Each Party undertakes not to disclose Confidential Information to any third party without the prior written consent of other Parties, and each party shall also procure their respective directors, equity holders, existing or future partners, shareholders, consultants and bankers, senior officers, employees, agents, advisers, professional consultants and its Affiliates, as well as its respective directors, equity holders, existing or future partners, shareholders, consultants and bankers, senior officers, employees, agents, advisers, and professional consultants (collectively referred to as “Representatives”) also comply with the aforementioned obligations.

(ii) The above section does not apply to the following scenarios:

(a) the Confidential Information has been generally made public or known to the public, unless such Confidential Information is disclosed or caused by a Party or its Affiliate in violation of this Agreement;

(b) a Party discloses confidential information to its Representative provided that the Representative (i) has a similar obligation of confidentiality or (ii) is otherwise bound by a binding professional confidentiality obligation; or

(c) the disclosure by a Party as a result of the requirements of the listing authority, securities trading rules, Applicable Law or litigation or legal proceedings related to or arising out of the Transaction Documents, but such Party shall discuss the timing, content and method of disclosing such disclosure with the other Parties prior to the disclosure is made and to the extent possible, keep confidential the part of the content as reasonably required by other Parties.

(iii) Without prejudice to Section 7.3(ii), none of the Parties shall disclose to a third party (including news agency, media, etc.) any details of the transactions contemplated hereunder or the cooperation of the Parties without the unanimous written consent of Tencent, Boehringer Ingelheim, the Ruipeng Management Members and Hillhouse.

7.4	ESOP Plan

(i) The Company has reserved 500,000,000 Class A Ordinary Shares (the “ESOP Shares”) for the management incentive plan of the Company (“Management Incentive Plan”) to be approved at the general meeting of the Company. All Parties agree to vote or ensure their respective Affiliates to vote in favour of the adoption and implementation of the Management Incentive Plan at the relevant general meeting(s); provided, that the Management Incentive Plan shall be subject to the following: (a) the Management Incentive Plan shall be formulated by the Company based on good faith, market practice and the actual status of the Company; and (b) the ESOP Shares shall be granted in installment to the relevant management personnel as stipulated in Management Incentive Plan within three (3) years after January 23, 2019. After the expiration of the three (3) years from the approval of the Management Incentive Plan by the general meeting, subject to the business development status of the Company as determined by the Board, the Parties agree to approve or ensure their respective Affiliates approve the increase of the management option shares by a total number of 300,000,000 Class A Ordinary Shares (the “Additional ESOP Shares”). The Parties confirm that Peng Yonghe and Zhang Yanzhong will not receive or be awarded any ESOP Shares or Additional ESOP Shares before the completion of the Qualified IPO of the Company unless otherwise approved by both Hillhouse and the holders of more than 50% of the outstanding Class B Ordinary Shares.

7.5 Policy. The Board shall elect the Company’s applicable financial and accounting policies according to the suggestion of the CFO and the relevant Applicable Laws of the location of its future IPO, in conjunction with the specific status of the Company, and based on the regulatory requirements of the listing place. The financial and accounting policies of the Company shall be implemented after approval by the Board.

7.6 Distribution of Profit. Subject to Section 4 and Section 6, if the general meeting of the Company approves the distribution of profit of the Company, such distribution shall be made according to the proportion of Members’ then shareholding of the Company; the Company shall have the right to withhold Taxes on the distribution of profit in accordance with the provisions of Applicable Laws.

7.7	Use of Name, Trademark or Logo.

(i) Without the prior written consent of Hillhouse, and whether or not Hillhouse is then a Member of the Company, none of the Parties excluding Hillhouse shall use, publish, reproduce or refer to the names of Hillhouse, its Affiliates and/or controlling persons, or the name “Hillhouse”, “高瓴”, “Gaoling”, “Gao Ling”, “Lei Zhang”, “张磊” or any similar name, trademark or logo in any discussion, documents or materials or otherwise, including without limitation for marketing, advertising or promotional or other purposes.

(ii) Without the prior written consent of Tencent, and whether or not Tencent or any of its Affiliates are then a shareholder of the Company, none of the Group Companies, their shareholders (excluding Tencent and its Affiliates), nor their respective directors and employees, shall (a) use in advertising, publicity, announcements, or otherwise, the name of Tencent or any Affiliate of Tencent, either alone or in combination of, including 腾讯(Tencent), QQ, 微信, WeChat, 微信朋友圈, 微信电视, 应用宝, 财付通, 微众(WeBank), 广点通, 腾讯手机管家, QQ手机管家, QQ电脑管家, 安全管家, QQ浏览器, QQ音乐(QQmusic), QQ空间(Qzone), 微云, 腾讯微云, 同步助手, 腾讯文学(Tencent Literature), RTX, 腾讯企业邮EXMAIL.QQ.COM, imqq.com, QQ秀/QQSHOW, WWW.QQ.COM, tencent image, 小Q, QQ彩贝/彩贝联盟, 小Q书桌, QQ会员, 爱马哥, QQShowSHOW.QQ.COM, Q影, 腾讯印象, 腾讯云, 酷抠族COOL, 路宝/腾讯路宝, 腾讯游戏/腾讯互动娱乐Tencent Interactive Entertainment, 洛克王国Roco Kingdom, 斗战神ASURA, QQ炫舞, QQ西游QQXY.QQ.COM, QQ飞车, 英雄杀YXS.QQ.COM, AI战士AI.QQ.COM, 功夫西游, 逆战NZ.QQ.COM, QQ游戏QQGAME.QQ.COM, Q游记, 功夫企鹅, Q游记17Q.QQ.COM, 腾讯原创动漫AC.QQ.COM, 趣西游, 众神争霸, 天天酷跑, 天天爱消除, 天天连萌, 全民三国, 天天飞车, 腾讯网, FUN秀, 小拇指, 腾讯微漫画, 碰星球PUNG, 翻秀, 腾讯儿童DIY微漫画, 潮童范儿, 广点通, 微彩票518.qq.com, QQ彩票888.QQ.COM, 腾讯微公益基金, 新年新衣, 筑梦新乡村, 米大师, 铜关Tongguan, 益行家, 王者荣耀, 腾讯地图, 天天快报, TIM, FOXMAIL, 自选股, 疾风之刃, JOOX, VOOV, 理财通, Ipick, any associated logos of the above brands, or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Tencent or any of its Affiliates, or (b) represent, directly or indirectly, that any product or services provided by any Group Company or any of their respective Affiliates has been approved or endorsed by Tencent or any of its Affiliates.

(iii) Without the prior written consent of Boehringer Ingelheim, and whether or not Boehringer Ingelheim is then a shareholder of the Company, none of the Group Companies (nor their respective directors and employees) nor any Parties (excluding Boehringer Ingelheim or its Affiliates) shall (a) use, publish, reproduce or refer to the names, brands, company names, trade names, trademarks, similar names, service marks, logos, domain names, devices, designs, symbols or any abbreviation, contraction or simulation thereof owned or used by Boehringer Ingelheim, its Affiliates and/or controlling persons in any discussion, documents or materials or otherwise, including without limitation for marketing, advertising or promotional or other purposes or (b) represent, directly or indirectly, that any product or services provided by any Group Company or any of their respective Affiliates has been approved or endorsed by Boehringer Ingelheim or any of its Affiliates.

(iv) Without the prior written consent of a Class B Ordinary Member other than Tencent and Boehringer Ingelheim, and whether or not such Class B Ordinary Member is then a Member of the Company, none of the Group Companies (nor their respective directors and employees) nor any Parties (excluding such Class B Ordinary Member or its Affiliates) shall, use, publish, reproduce or refer to the names, trademarks or logos of such Class B Ordinary Member, its Affiliates and/or controlling persons in any discussion, documents or materials or otherwise, including without limitation for marketing, advertising or promotional or other purposes.

7.8 SAFE Registration. Each of the Ruipeng Management Members shall, and the Group Companies and the Ruipeng Management Members shall use their commercially reasonable efforts to procure any other Person deemed as “Domestic Resident” under the Circular 37 to, fully comply with all legal requirements with respect to his/her direct or indirect holding of Equity Securities in the Company (if any), and their indirect holding of the Equity Securities in other Group Companies on a continuing basis, including but not limited to registering such shareholding with the State Administration for Foreign Exchange of the PRC (the “SAFE”), in a timely manner, as required under the Notice on Relevant Issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Inbound Investment through Offshore Special Purpose Companies by Domestic Residents (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》(汇发[2014]37号)) issued by SAFE on July 4, 2014, as amended (the “Circular 37”) if it is applicable, and any other applicable requirements imposed by the Governmental Authorities, and obtaining all necessary consents, approvals, permits and registrations in connection therewith.

7.9 Tax filing Cooperation. Upon the request of any Class B Ordinary Member, each of the Company, the Ruipeng Management Members and the Major Subsidiaries shall, and shall cause the Group Companies to, within a reasonable time period, provide cooperation, information and documents as required by such Class B Ordinary Member for it to fulfil its Tax obligations, provided that such requesting Class B Ordinary Member shall provide Applicable Laws based on which such cooperation, information and documents are required.

8.	Amendment and Termination

(i) Any provision in this Agreement (including the Exhibits and Schedules hereto)may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company, (ii) holders of at least ninety percent (90%) of the outstanding Class B Ordinary Shares, and (iii) holders of more than seventy-five percent (75%) of the outstanding Class A Ordinary Shares; provided, however, that (a) any Member may waive any of its rights hereunder without obtaining the consent of any other Party, and (b) any amendment that disproportionately changes the rights, preferences, privileges or liabilities of or create disproportionate burdens or obligations on, a Class B Ordinary Member or a Class A Ordinary Member shall be subject to the prior written consent of such Class B Ordinary Member or Class A Ordinary Member. Any amendment or waiver effected in accordance with this Section 8(i) shall be binding upon the Parties and their respective assigns.

(ii) Unless otherwise expressly provided in this Agreement, this Agreement shall terminate upon earliest of: (a) mutual unanimous consent of all the Parties hereto; (b) the consummation of a Qualified IPO; and (c) with respect to a Member only, when such Member no longer directly or indirectly holds any Equity Securities in the Company.

(iii) The rights and covenants contained in Sections 7.3, 7.7, 8, 9.3, 9.4 and 9.9 shall continue to be effective and binding upon termination of this Agreement.

(iv) Without limiting and in addition to Section 8(iii), the rights and covenants contained in Sections 2 shall continue to be effective and binding upon a termination of this Agreement due to the consummation of an IPO.

9.	Miscellaneous.

9.1 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties agrees to use its best efforts to take or cause to be taken all actions, to do or cause to be done, and to assist and cooperate with the other Parties in doing, all things and execute all instruments necessary, proper or advisable under Applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto.

9.2 Assignments and Transfers. Except as otherwise provided herein, no Party shall transfer any of its rights or obligation under this Agreement, provided that the Class B Ordinary Members, Hillhouse and Ruipeng Investor Members may transfer its rights and obligations to their respective Affiliates by notifying the other Parties in writing ten (10) Business Days in advance.

9.3 Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong.

9.4 Dispute Resolution.

(i) Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, invalidity, interpretation, performance, breach or termination thereof or any dispute regarding contractual or non-contractual obligations arising out of or relating to it (a “Dispute”), shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre in Hong Kong (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong.

(ii) There shall be three (3) arbitrators, the claimant to the Dispute, or in the case of multiple claimants, all such claimants acting collectively (the “Claimant”) shall select one (1) arbitrator and the respondent to the Dispute, or in the case of more than one respondent, the respondents acting collectively (the “Respondent”) shall select one (1) arbitrator. All selections shall be made within thirty (30) days after the selecting Party gives or receives the demand for arbitration. Such arbitrators shall be freely selected, and neither the Claimant nor the Respondent shall be limited in their selection to any prescribed list. The first two (2) arbitrators shall select the third arbitrator; provided that if the first two (2) arbitrators cannot agree on a third arbitrator within five (5) Business Days, the Chairman of HKIAC shall select the third arbitrator who will act as chairman of the arbitration board. If any arbitrator to be appointed by a Party has not been appointed and consented to participate within thirty (30) days after the selection of the first arbitrator, the relevant appointment shall be made by the Chairman of HKIAC.

(iii) The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(iv) The award of the arbitral tribunal shall be final and binding upon the Parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(v) The arbitral tribunal shall decide any Dispute submitted by the Parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(vi) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(vii) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(viii) Section 9.13 of the Class B Ordinary SPA shall be amended and replaced by this Section 9.4 (i) to (vii).

9.5 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it to the addresses (or the other address or email address the recipient Party may designate by ten (10) days’ advance written notice to the other Parties) of the relevant Party set out in Schedule II of this Agreement.

9.6 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such Applicable Laws in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

9.7 No Waiver. Any Party may waive any of its rights, powers or remedies under this Agreement provided that such Party has signed and executed relevant written documentation. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

9.8 Several but not Joint Obligations. Unless otherwise agreed in this Agreement, the obligations of each Party under this Agreement shall be several and not joint.

9.9 Headings and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; and (vii) the term “day” means “calendar day”.

9.10 Counterparts. This Agreement may be executed in more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

9.11 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary provided herein or in any other Transaction Documents, the Parties agree that this Agreement (for the avoidance of doubt, excluding the Restructuring Framework Agreement) shall constitute and be deemed to be amendment and supplement to the Restructuring Framework Agreement, and in the event that there shall be any inconsistency or discrepancy between the provisions in this Agreement (for the avoidance of doubt, excluding the Restructuring Framework Agreement) and those in the Restructuring Framework Agreement, the former shall prevail. This Agreement shall supersede the Prior Shareholders’ Agreement in its entirety, and the Prior Shareholders’ Agreement shall terminate and have no further force or effect as of the Class B Ordinary Closing Date.

9.12 Most Favored Terms. The Parties agree that unless otherwise expressly provided in the Transaction Documents, (i) the rights, privileges or protections granted to the Class B Ordinary Members under the Transaction Documents shall not be subordinated and shall be at least equal to the rights, privileges or protections granted to the Class A Ordinary Members, and (ii) in the event any Group Company grants, issues, or provides to any Class A Ordinary Member any right, privilege or protection that is more favorable than those granted to the Class B Ordinary Members, such Group Company shall concurrently grant, issue, or provide the same rights, privileges or protections to the Class B Ordinary Members at least pari passu with such Class A Ordinary Member.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

Ruipeng Pet Group Inc.

By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	RP Chen Rui Enterprise Management
Company Limited

	By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	Goldenway Capital Management Limited

	By:	/s/ Zhifeng Liu
Name: Zhifeng Liu
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	RP Peng Cheng Enterprise Management Company Limited

	By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	PD Company Limited

	By:	/s/ Xiaoqi Hu
Name: Xiaoqi Hu
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	HAO’s Holdings, Inc.

	By:	/s/ Zhongli Hao
Name: Zhongli Hao
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:
Bing Xiao Enterprise Management Company Limited

	By:	/s/ Bing Xiao
Name: Bing Xiao
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	宁波梅山保税港区海布里投资合伙企业（有限合伙）

	By:	/s/ Tao Wang
Name: Tao Wang
Title: the assigned representative of the managing partner

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	新希望医疗健康南京投资中心（有限合伙）

	By:	/s/ Jianxin Yang
Name: Jianxin Yang
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	HH Skyfield Holdings Inc.

	By:	/s/ Jennifer Neo Ju Yun
Name: Jennifer Neo Ju Yun
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	天津高瓴诺远企业管理咨询合伙企业（有限合伙）

	By:	/s/ Cuifang Ma
Name: Cuifang Ma
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	Jing An Holdings Limited

	By:	/s/ Jiansheng Kan
Name: Jiansheng Kan
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:
RP Rui You Enterprise Management Company Limited

	By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	AnAn Brothers Holdings Limited

	By:	/s/ Xiaohua Zheng
Name: Xiaohua Zheng
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	Aino Family Holding Limited

	By:	/s/ Qing Zhao
Name: Qing Zhao
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	Aino Brothers Holding Limited

	By:	/s/ Wen Zhang
Name: Wen Zhang
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	HCBN Investment Holdings, Ltd.

	By:	/s/ Colm John O’Connell
Name: Colm John O’Connell
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	Cloudpet Holdings Limited

	By:	/s/ Yi Dong
Name: Yi Dong
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	Puppytown Holdings Limited

	By:	/s/ Yi Dong
Name: Yi Dong
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	惠美康承（天津）企业管理咨询合伙企业（有限合伙）

	By:	/s/ Rushu Luo
Name: Rushu Luo
Title: Authorized Representative

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	Vet Harvest Enterprise Management Company Limited

	By:	/s/ Xiaohong Liu
Name: Xiaohong Liu
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:	Vet Time Enterprise Management Company Limited

	By:	/s/ Li Li
Name: Li Li
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:

RP Ye Bei Enterprise Management Company Limited

By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:

Leap Eternity Enterprise Management Company Limited

By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:

Great Dream Of Veterinarian Management Limited

By:	/s/ Yanzhong Zhang
Name: Yanzhong Zhang
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:

北京阳光融汇医疗健康产业成长投资管理中心（有限合伙）

By:	/s/ Lina Lu
Name: Lina Lu
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:

深圳市达晨创联股权投资基金合伙企业（有限合伙）

By:	/s/ Zhou Liu
Name: Zhou Liu
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:
深圳市达晨创丰股权投资企业（有限合伙）

	By:	/s/ Zhou Liu
Name: Zhou Liu
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:
RP Sheng Peng Enterprise Management Company Limited

	By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS A ORDINARY MEMBER:
北京阳光融汇医疗健康产业成长投资管理中心（有限合伙）

	By:	/s/ Lina Lu
Name: Lina Lu
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

MAJOR SUBSIDIARY:	Skyfield (Shanghai) Investment Co., Ltd.

(瓴域(上海)投资有限公司)

	By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

MAJOR SUBSIDIARY:	Skyfield Holdings Limited

	By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

MAJOR SUBSIDIARY:	Skyfield Holdings (Cayman) Inc.

	By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

MAJOR SUBSIDIARY:
New Ruipeng Pet Healthcare Group Co., Ltd.
( 新瑞鹏宠物医疗集团有限公司)

	By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

MAJOR SUBSIDIARY:	HHRP Holdings Limited

	By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

MAJOR SUBSIDIARY:	HHRP Holdings (Cayman) Inc.

	By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

MAJOR SUBSIDIARY:	Concordia Holdings Limited

	By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

MAJOR SUBSIDIARY:	Concordia Pet Care Limited

	By:	/s/ Yufei He
	Name:	Yufei He
	Title:	Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

MAJOR SUBSIDIARY:

Yunchong (Beijing) Animal Hospital Technology Co., Limited (云宠(北京)动物医疗科技有限公司)

By:	/s/ Rong Wang
Name:	Rong Wang
Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

MAJOR SUBSIDIARY:	Shanghai Anan Pet Co., Limited (上海安安宠物有限公司)

	By:	/s/ Rong Wang
Name: Rong Wang
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

MAJOR SUBSIDIARY:	Shanghai Ce Er Xing Management and Consulting Co., Limited (上海策而行企业管理咨询有限公司)

	By:	/s/ Rong Wang
Name: Rong Wang
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

MAJOR SUBSIDIARY:	Qingdao Ainuo Animal Hospital Management Co., Limited (青岛爱诺动物医院管理有限公司)

	By:	/s/ Yonghe Peng
Name: Yonghe Peng
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

Yonghe Peng

/s/ Yonghe Peng

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

Lang Liu

/s/ Lang Liu

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

Yanzhong Zhang

/s/ Yanzhong Zhang

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

Wei Zhang

/s/ Wei Zhang

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

Liesheng Wang

/s/ Liesheng Wang

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

Rensheng Wei

/s/ Rensheng Wei

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

Yi Dong

/s/ Yi Dong

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

Junfu Mao

/s/ Junfu Mao

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

Wanbang Li

/s/ Wanbang Li

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

EACH MEMBER:		Tencent Mobility Limited

	By:	/s/ Huateng Ma
Name: Huateng Ma
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS B ORDINARY MEMBER:
Boehringer Ingelheim Animal Health Participation GmbH

	By:	/s/ Dr. Martin Schwarz /s/ Max Schrecklinger
Name: Dr. Martin Schwarz Max Schrecklinger
Title: Managing Director Managing Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS B ORDINARY MEMBER:
Snow Lake China Master Fund, Ltd.

	By:	/s/ Sean Ma
Name: Sean Ma
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Shareholders Agreement as of the date first above written.

CLASS B ORDINARY MEMBER:

Snow Lake Asia Master Fund Limited

By:	/s/ Sean Ma
Name: Sean Ma
Title: Director